UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Nextracker Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VIDA AL VOLANTE
JULIANA

Our mission is to be one of the world's **leading energy solutions companies** by enabling the most **intelligent**, **reliable,** and **productive** solar power.

We envision a world powered by renewable energy — where **clean, affordable power** is available to **all**.

nextracker™

NEXTRACKER INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 20, 2023
July 31, 2023
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Nextracker Inc., a Delaware corporation (“we,” “us,” “Nextracker” or the “Company”). The Annual Meeting will be held virtually on September 20, 2023 at 9:00 a.m. (Pacific Time), to consider and vote on the following proposals:
1.	To elect four nominees to serve as directors until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
3.	To approve, on an advisory basis, the compensation for our named executive officers;
4.	To approve, on an advisory basis, the frequency of future shareholder advisory votes on the compensation of our named executive officers; and
5.	To conduct such other business as may properly come before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Shareholders (the “Proxy Statement”).
The record date for the Annual Meeting is July 24, 2023 (the “Record Date”). Only shareholders of record of the Company’s Class A common stock and Class B common stock (together, the “common stock”) at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. You will be able to attend the Annual Meeting remotely by registering at www.virtualshareholdermeeting.com/NXT2023. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Important Notice Regarding the Availability of Proxy Materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

September 20, 2023 at 9:00 a.m. (Pacific Time)

via the internet at www.virtualshareholdermeeting.com/NXT2023

The Proxy Statement and annual report to shareholders are available at: www.proxyvote.com.
We have determined that the 2023 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see the Questions and Answers section below. Shareholders who own shares of our common stock (Class A or Class B) as of the Record Date (“shareholders”) will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) via the internet.
In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time or date, we will make an announcement, issue a press release or post information at www.nextracker.com to notify shareholders, as appropriate. If you have any questions or need assistance in voting your shares, please write to Nextracker Investor Relations at 6200 Paseo Padre Parkway, Fremont, CA 94555 or by email at investor@nextracker.com.

By Order of the Board of Directors
Léah Schlesinger
General Counsel, Chief Ethics and Compliance Officer & Secretary
Fremont, California
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice. We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.
We expect that this Proxy Statement and the other proxy materials will be available to shareholders on or about July 31, 2023.
Why are you having a virtual annual meeting?
The Annual Meeting will be held in a virtual-only meeting format, via webcast that will provide shareholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. We believe that a virtual meeting will enable expanded access and increased shareholder attendance and participation.
How can I attend a virtual annual meeting?
The Annual Meeting will be held on September 20, 2023 at 9:00 a.m. (Pacific Time) via webcast.
Only shareholders of record and beneficial owners of shares of our common stock (Class A or Class B) as of the close of business on July 24, 2023, the Record Date, may participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
Log in using the control number located on your proxy card, voting instruction form or Proxy Availability Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, follow the instructions found on your Proxy Availability Notice or proxy card. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call the number listed on the virtual meeting site.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
Can I ask questions at the virtual Annual Meeting?
Shareholders as of our Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These shareholders may also submit a question in advance of the Annual Meeting by registering at www.virtualshareholdermeeting.com/NXT2023. In both cases, shareholders must have available their control number provided on their proxy card, voting instruction form or Proxy Availability Notice.
What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Proxy Availability Notice, by mail on or after July 31, 2023.

Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on the Record Date of July 24, 2023 will be entitled to vote at the Annual Meeting. On the Record Date, there were 61,985,696 shares of our Class A common stock outstanding and entitled to vote and 82,572,960 shares of our Class B common stock outstanding and entitled to vote. Holders of our Class A common stock and Class B common stock are entitled to one vote per share of our Class A common stock or Class B common stock, as applicable. All holders of Class A common stock and Class B common stock will vote together as a single class except as otherwise required by applicable law. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Shareholder of record: shares registered in your name
If, on July 24, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or, if you received a proxy card by mail, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial owner: shares registered in the name of a broker, bank or other nominee
If, on July 24, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may attend and vote at the Annual Meeting by registering as instructed above (see “How can I attend a virtual annual meeting?”).
What am I voting on?
There are four matters scheduled for a vote at the Annual Meeting:
•	Election of directors;
•	Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
•	Approval, on an advisory basis, of the compensation of our named executive officers; and
•	Approval, on an advisory basis, of the frequency of future shareholder advisory votes on the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
Our Board of Directors (the “Board” or the “Board of Directors”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•	“For” the election of each of the nominees for director;
•	“For” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
•	“For” the approval, on an advisory basis, of the compensation of our named executive officers; and
•	“One Year,” on an advisory basis, as the frequency of future shareholder advisory votes on the compensation of our named executive officers.

How do I vote?
Regarding the election of directors, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm and Proposal No. 3: The Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers, you may vote “For” or “Against,” or abstain from voting. Regarding Proposal No. 4: The Approval, on an Advisory Basis, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Our Named Executive Officers, you may vote “One Year,” “Two Years,” “Three Years” or “Abstain.” For any other matters to be voted on, you may vote “For” or “Against,” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Shareholder of record: shares registered in your name
If you are a shareholder of record, you may vote at the Annual Meeting, or vote in advance of the Annual Meeting by proxy over the telephone, by proxy through the internet, or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
By Internet
Go to www.proxyvote.com, which is available 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on September 19, 2023, and follow the instructions on the proxy card or in the Proxy Availability Notice. If you vote via the internet, you do not need to return a proxy card by mail.

By Telephone
On a touch-tone telephone, dial toll-free 1-800-690-6903, which is available 24 hours a day, seven days a week until 11:59 p.m. (Eastern Time) on September 19, 2023, and follow the instructions on the proxy card or in the Proxy Availability Notice. If you vote by telephone, you do not need to return a proxy card by mail.

By Mail	Complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope. If mailed, your completed and signed proxy card must be received by September 19, 2023.

At the Virtual Meeting
You may also vote by attending the meeting virtually through www.virtualshareholdermeeting.com/NXT2023. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card, voting instruction form or Proxy Availability Notice. Even if you plan to attend and participate in our virtual Annual Meeting, we encourage you to vote over the internet or by telephone as described above, or by returning a proxy card following your request of paper copies. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual Annual Meeting.

Beneficial owner: shares registered in the Name of broker, bank or other nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our Class A common stock or Class B common stock you own as of July 24, 2023, the Record Date.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the election of each of the nominees for director; “For” the ratification of Deloitte as our independent registered public accounting firm; “For” the approval, on an advisory basis, of the compensation of our named executive officers; and “One Year,” on an advisory basis, as the frequency of future shareholder advisory votes on the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Will my vote be kept confidential?
Proxies, ballots and voting tabulations identifying shareholders are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Who is paying for this proxy solicitation?
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, we will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may grant a subsequent proxy via the internet or telephone.
•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at 6200 Paseo Padre Parkway, Fremont, CA 94555, which must be received by September 19, 2023.
•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy or you may attend and vote at the Annual Meeting.
When are shareholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?
Shareholders wishing to present proposals for inclusion in our Proxy Statement for the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than April 2, 2024. Proposals should be sent to our Secretary at 6200 Paseo Padre Parkway, Fremont, CA 94555.
When are other proposals and shareholder nominations for the 2024 Annual Meeting due?
With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our amended and restated bylaws (our “Bylaws”) provide that shareholders who wish to nominate a director or propose other business to be brought before the shareholders at an annual meeting of shareholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding year’s annual meeting of shareholders.
Shareholders wishing to present nominations for director or proposals for consideration at the 2024 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not later than June 24, 2024 and not earlier than May 23, 2024 in order to be considered. In the event that the date of the 2024 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 120 days prior to the 2024 Annual Meeting and no later than the later of 90 days prior to the date of the 2024 Annual Meeting or, if the first public announcement of the date of the 2024 Annual Meeting is less than 100 days prior to the date of the 2024 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting was first made by the Company.
Nominations or proposals should be sent in writing to our Secretary at 6200 Paseo Padre Parkway, Fremont, CA 94555. A shareholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2024 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws is included as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy card rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2024 Annual Meeting, no later than July 22, 2024). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For,” votes to “Withhold” and broker non-votes for the proposal to elect directors. The inspector of election will separately count votes for “One Year,” “Two Years,” “Three Years” or “Abstain” and broker non-votes for the proposal to approve, on an advisory basis, the frequency of future shareholder advisory votes on the compensation of our named executive officers. With respect to other proposals, the inspector of election will separately count votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable).
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of The Nasdaq Stock Market LLC (“Nasdaq”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by Nasdaq as “routine,” Nasdaq member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose, and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

What is the effect of abstentions, votes to withhold and broker non-votes?
Abstentions: Under Delaware law (under which we are incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a shareholder action (other than the election of directors) shall be decided by the vote of the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter. Therefore, abstentions will have the same effect as “against” votes on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm; or Proposal No. 3: The Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. Since the frequency receiving the greatest number of votes (one, two or three years) will be considered the frequency recommended by shareholders, abstentions will have no effect on Proposal No. 4: The Approval, on an Advisory Basis, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Our Named Executive Officers.
Votes to Withhold: For Proposal No. 1: Election of Directors, you may vote “For” all or some of the nominees or you may “Withhold” your vote with respect to one or more of the nominees. The four nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. Broker non-votes will have no effect on Proposal No. 1: Election of Directors. In an uncontested election, “Withhold” votes will not prevent a candidate from getting elected.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under of the corporate governance standards and continued listing rules of Nasdaq (together, the “Nasdaq rules”). The “non-routine” matters on the agenda for the Annual Meeting are Proposal No. 1: Election of Directors; Proposal No. 3: The Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers; and Proposal No. 4: The Approval, on an Advisory Basis, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Our Named Executive Officers.
Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on Proposal No. 1: Election of Directors; Proposal No. 3: The Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers and Proposal No. 4: The Approval, on an Advisory Basis, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on any of these three proposals, no vote will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted. The proposal to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024 should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?
Proposal		Vote Required	Discretionary Voting Allowed?
1	Election of Directors	Plurality	No

2	Ratification of the Selection of the Independent Registered Public Accounting Firm	Majority of the Voting Power Present or Represented by Proxy	Yes

3	The Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority of the Voting Power Present or Represented by Proxy	No

4	The Approval, on an Advisory Basis, of the Frequency of Future Shareholder Advisory Votes on the Compensation of Our Named Executive Officers	Plurality	No
A “Plurality,” with regard to the election of directors, means that the four nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Plurality,” with regard to the approval, on an advisory basis, of the frequency of future shareholder advisory votes on the compensation of our named executive officers, means that the alternative among “One Year,” “Two Years” or “Three Years” that receives the highest number of votes cast by the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter will be deemed to be the frequency preferred by our shareholders. A “Majority of the Voting Power Present or Represented by Proxy,” with regard to each of the other proposals means that, to be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the proposal.
Accordingly:
•
Proposal No. 1: For the election of directors, the four nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2026 annual meeting of shareholders. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes and abstentions will have no effect.

•
Proposal No. 2: To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Broker non-votes are not applicable with respect to Proposal No. 2 as brokers generally have discretion to vote uninstructed shares on this proposal. Abstentions will have the same effect as an “Against” vote.

•
Proposal No. 3: To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the approval, on an advisory basis, of the compensation of our named executive officers. Broker non-votes will have no effect. Abstentions will have the same effect as an “Against” vote.

•
Proposal No. 4: The frequency alternative among “One Year,” “Two Years” or “Three Years” that receives the highest number of votes cast will be deemed to be the frequency preferred by our shareholders. Broker non-votes and abstentions will have no effect.

None of the proposals, if approved, entitles shareholders to appraisal rights under Delaware law or our certificate of incorporation.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid shareholder meeting. A quorum will be present if shareholders holding at least a majority in voting power of the outstanding shares of common stock entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 61,985,696 shares of Class A common stock, and 82,572,960 shares of Class B common stock outstanding and entitled to vote. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of a quorum at the meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the chair of the Annual Meeting may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each shareholder of record entitled to vote at the adjourned Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.
If you have any questions or need assistance in voting your shares, please write to Nextracker Investor Relations at investor@nextracker.com.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, nominee for election as director, or executive officer of Nextracker has any special interest in any matter to be voted upon other than election to the Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Upon the recommendation of our Nominating, Governance and Public Responsibility Committee (the “Nom Gov Committee”), our Board has nominated the four individuals listed below to serve as Class I directors (as defined below in the section titled “Board Composition”). Our nominees include one Nextracker officer: Daniel Shugar. William Watkins has served as Chairperson of the Board (the “Chair”) since February 2023.
Each of our director nominees currently serves on the Board and was nominated for the current term upon the consummation of our initial public offering (our “IPO”) in February 2023. The term of each Class I director who is elected at the Annual Meeting will run from the date of their election until the third annual meeting of shareholders after their election and qualification of their successor, or their earlier death, resignation or removal. The term of our Class II directors will expire at the 2024 Annual Meeting, and the term of our Class III directors will expire at our 2025 annual meeting of shareholders.
Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nom Gov Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.
Our Bylaws provide that a director nominee is elected only if they receive a plurality of the votes cast with respect to their election. As a result, any shares not voted “For” a particular candidate, whether as a result of a “Withhold” vote or broker non-vote, will not be counted in such candidate’s favor and will have no effect on the election results. For more information, see the section titled “Questions and answers about these proxy materials and voting” of this Proxy Statement. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.”
Certain shareholder rights to nominate directors
Pursuant to The Amended and Restated Separation Agreement (the “Separation Agreement”) by and among Flex Ltd. (“Flex”), Nextracker LLC (the “LLC”), the Company and Flextronics International USA, Inc., Flex has the right, but not the obligation, to nominate (a) a majority of our directors, and to designate the chairperson of our Board of Directors as long as Flex beneficially owns 50% or more of the combined voting power of our outstanding common stock, (b) 40% of our directors, as long as Flex beneficially owns 40% or more, but less than 50% of the combined voting power of our outstanding common stock, (c) 40% of our directors, as long as Flex beneficially owns 30% or more, but less than 40% of the combined voting power of our outstanding common stock, (d) 30% of our directors, as long as Flex beneficially owns 20% or more, but less than 30% of the combined voting power of our outstanding common stock and (e) 20% of our directors, as long as Flex beneficially owns 10% or more, but less than 20% of the combined voting power of our outstanding common stock. Accordingly, Flex has the right to nominate seven directors. In accordance with the Separation Agreement, Christian Bauwens, Michael Hartung, Kyra Whitten, Paul Lundstrom, Scott Offer, Rebecca Sidelinger and William Watkins were designated for nomination by Flex to the Board of Directors and appointed by the Board of Directors.
Additionally, for so long as Flex beneficially owns more than 50% of the combined voting power of our outstanding common stock, Flex’s designees will comprise a majority of each committee (so long as the Flex designees comply with the applicable director independence requirements under applicable law, after taking into account all “controlled company” exemptions under the Nasdaq rules). Further, for so long as Flex beneficially owns less than a majority but at least 5% of the total voting power of our outstanding common stock, Flex is entitled to include at least one of its designees on each committee of the Board.
Each of Paul Lundstrom, Scott Offer and William Watkins are Class I directors (as described below) up for election at this Annual Meeting and have been nominated for election at this Annual Meeting pursuant to the Separation Agreement.

Nominees for director and directors with continuing terms
The names and ages of the nominees and directors with continuing terms, length of service with the Company and Board committee memberships are set forth in the table below.
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation and People Committee	Nominating, Governance and Public Responsibility Committee
Director Nominees
Paul Lundstrom	48	2023	2023		✔
Scott Offer	58	2023	2023			✔	✔
Daniel Shugar	60	2023	2023
William Watkins*	70	2023	2023				Chair
Directors with Continuing Terms
Christian Bauwens	56	2023	2025
Charles Boynton	55	2023	2025	✔	Chair		✔
Jonathan Coslet	58	2023	2025	✔		✔
Michael Hartung	56	2023	2024			✔
Steven Mandel	35	2023	2024	✔
Willy Shih	72	2023	2024	✔		Chair	✔
Rebecca Sidelinger	58	2023	2024			✔	✔
Brandi Thomas	47	2023	2025	✔	✔
Kyra Whitten	53	2023	2024
*	Chairperson of the Board
A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nom Gov Committee and the Board to believe that the director should serve on the Board.

Director nominees
Paul Lundstrom Board Member Age: 48 Director Since: 2023
Paul Lundstrom has served as Chief Financial Officer of Flex, our majority shareholder, since September 2020. Previously, Mr. Lundstrom was Vice President and Chief Financial Officer of Aerojet Rocketdyne Holdings, Inc., a rocket, missile and energetics propulsion manufacturer, a position he had held since November 2016. Between 1997 and 2016, Mr. Lundstrom worked at United Technologies Corporation (now Raytheon Technologies Corporation), where he held several senior roles including Vice President of Investor Relations; Vice President and Chief Financial Officer, Building & Industrial Systems – North Asia; Vice President and Chief Financial Officer, Climate, Control & Security – Asia; and Vice President and Chief Financial Officer, Carrier Building Systems and Services. He holds a Bachelor of Science in Finance from Truman State University and a Master of Business Administration from Columbia University. He is a registered Certified Public Accountant in the State of Illinois.

Skills and Qualifications:

We believe that Mr. Lundstrom is qualified to serve as a director due to his extensive management experience and significant financial expertise, including in financial reporting, public accounting, capital markets and investor relations.

Scott Offer Board Member Age: 58 Director Since: 2023
Scott Offer has served as Executive Vice President and General Counsel of Flex, our majority shareholder, since September 2016. Previously, Mr. Offer served as Senior Vice President and General Counsel at Lenovo Group Limited from January 2016 until August 2016 and as Chief Counsel for the Lenovo Mobile Business Group from 2014 to 2016. Prior to that, he served as Senior Vice President and General Counsel, Motorola Mobility, Inc., a Google company, from August 2012 to October 2014 and Senior Vice President and General Counsel, Motorola Mobility, Inc. from July 2010 to July 2012. Prior to that, he worked for the law firm of Boodle Hatfield. He received his law degree from the London School of Economics and Political Science and is qualified as a lawyer in both the United Kingdom and the United States.

Skills and Qualifications

We believe Mr. Offer is qualified to serve as a director due to his extensive management experience and substantial background in advising global companies on a wide variety of legal and regulatory matters.

Daniel Shugar Board Member Age: 60 Director Since: 2023
Daniel Shugar founded Nextracker and has served as its Chief Executive Officer since July 2013. Mr. Shugar began his career in the solar industry in 1988 and has held senior leadership positions in multiple solar companies. Prior to Nextracker, he served as Chief Executive Officer of Solaria Corporation, a solar panel manufacturing company, from January 2010 to June 2013. Mr. Shugar was the President of Systems, a division of SunPower Corporation, a global solar panel manufacturer and construction company, from January 2007 to March 2009. From 1996 to 2007, he served as President of PowerLight Corporation, a commercial and utility-scale solar system integrator. From 1986 to 1995, Mr. Shugar held various positions in the solar businesses of New World Power, Inc., Advance Photovoltaic Systems and the Pacific Gas & Electric Company. Mr. Shugar holds a Bachelor of Science degree in Electrical and Electronics Engineering from Rensselaer Polytechnic Institute and a Master of Business Administration from Golden Gate University.

Skills and Qualifications

We believe Mr. Sugar is qualified to serve as a director due to his role as Chief Executive Officer and his extensive management experience in the solar energy industry.

William Watkins Board Member Age: 70 Director Since: 2023
William Watkins served as Chairman of the Board of Imergy Power Systems, Inc. (“Imergy”), a leading innovator in cost-effective energy storage products, from January 2015 to August 2016 and as Chief Executive Officer from September 2013 to August 2016. Prior to his time at Imergy, Mr. Watkins was the Chairman of the Board of Bridgelux, Inc. from February 2013 to December 2013 and Chief Executive Officer from January 2010 to February 2013. Mr. Watkins also served as the Chief Executive Officer of Seagate Technology Holdings PLC from 2004 to January 2009, as President and Chief Operating Officer from 2000 to 2004 and held various other positions from 1996 to 2000. During his time with Seagate, Mr. Watkins was responsible for Seagate’s hard disc drive operations, including recording heads, media and other components, and related R&D and product development organizations. Mr. Watkins currently serves on the boards of directors of Flex, our majority shareholder, since 2009, and Avaya Holdings Corp. since 2017, on which he is also Chair of the board of directors. He previously served on the board of directors of Maxim Integrated Products, Inc., from 2008 to 2021. Mr. Watkins holds a Bachelor of Science degree in Political Science from the University of Texas.

Skills and Qualifications:

We believe that Mr. Watkins is qualified to serve as a director due to his extensive management experience across a number of industries on a global scale, including the energy storage industry, as well as his current and past board experience as a director of various public companies.

Vote Required
For the election of directors, the four nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as directors to hold office until the 2026 annual meeting of shareholders. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors with continuing terms
Directors with terms continuing until 2024
Michael Hartung Board Member Age: 56 Director Since: 2023
Michael Hartung has served as President, Agility Solutions of Flex, our majority shareholder, since April 2020. Prior to holding this position, Mr. Hartung served as Senior Vice President of Lifestyle at Flex since July 2013 and Vice President of Flex’s Capital Equipment market segment from October 2007 to July 2013. Before joining Flex in 2007, Mr. Hartung held positions of increasing responsibility at Solectron Corporation, an electronics manufacturing company for original equipment manufacturers, including his role as Vice President of the Computing & Storage business unit where he was directly responsible for sales, marketing and account management functions. He holds a Bachelor of Arts in Economics from the University of California, Los Angeles.

Skills and Qualifications:

Mr. Hartung was selected to serve on our board based on his extensive management experience and significant expertise in equipment manufacturing.

Steven Mandel Board Member Age: 35 Director Since: 2023
Steven Mandel is a Business Unit Partner with TPG Rise Climate, the dedicated climate investing strategy of the private equity firm TPG (“TPG”) where he has worked since 2019. He previously worked as a Director at Denham Capital from 2011 to May 2019, focusing on principal investments across the clean energy sector, and in the Power & Renewables investment banking division at Citigroup from 2009 to 2011. Mr. Mandel currently serves on the board of directors of Matrix Renewables, Intersect Power, Climavision, Palmetto Solar and the non-profit Chordoma Foundation. Mr. Mandel holds a Bachelor of Science in Business and Economics with Honors from Lehigh University, a Master of Science in Finance from London Business School and holds Chartered Financial Analyst designation.

Skills and Qualifications:

Mr. Mandel was selected to serve on our board based on his extensive management experience and background in the power, renewables and clean energy sectors.

Willy Shih Board Member Age: 72 Director Since: 2023
Willy Shih has served as the Robert and Jane Cizik Professor of Management Practice in Business Administration at Harvard Business School since 2007, where he teaches in MBA and Executive Education Programs. Prior to that, Mr. Shih spent 28 years in various senior management and consultancy positions with IBM, Digital Equipment, Silicon Graphics, Eastman Kodak Company and Thomson SA working in product development and manufacturing. Mr. Shih previously served on the board of directors of Flex, our majority shareholder, from 2008 to 2022. He presently serves as a member of the Advisory Committee on Supply Chain Competitiveness to the U.S. Secretary of Commerce, and on the Industrial Advisory Committee for the U.S. Secretary of Commerce. Mr. Shih holds Bachelor of Science degrees in Chemistry and Life Sciences from the Massachusetts Institute of Technology, and a Doctor of Philosophy degree from the University of California at Berkeley. He is a Life Member of the Institute of Electrical and Electronics Engineers.

Skills and Qualifications:

Mr. Shih was selected to serve on our board based on his extensive experience in product development and manufacturing.

Rebecca Sidelinger Board Member Age: 58 Director Since: 2023
Rebecca Sidelinger has served as President, Reliability Solutions of Flex, our majority shareholder, since February 2022. Previously, Ms. Sidelinger served in various roles at Honeywell Aerospace (“Honeywell”), a division of Honeywell International Inc., a diversified manufacturing and technology company, including as President, Mechanical Systems & Components Strategic Business Unit from October 2019 until 2022; Vice President/General Manager, Safety Systems from 2017 to 2019; and other senior roles since joining Honeywell in 2011. Prior to her time at Honeywell, Ms. Sidelinger spent 25 years in leadership positions with GE Transportation Systems and GE Motors. During her time with GE Motors, she ran locomotive modernization, passenger locomotive, marine propulsion and drill motor businesses. Ms. Sidelinger holds a Bachelor of Science Degree in Electrical Engineering from Gannon University and a Master of Business Administration from Penn State University.

Skills and Qualifications:

Ms. Sidelinger was selected to serve on our board based on her extensive experience in the manufacturing and technology sector.

Kyra Whitten Board Member Age: 53 Director Since: 2023
Kyra Whitten currently serves as Senior Vice President, Corporate Marketing, Communications and Sustainability at Flex, our majority shareholder, since January 2023. Ms. Whitten previously served as Vice President, Corporate Marketing, Communications and Sustainability of Flex from June 2019 to January 2023. Before joining Flex, Ms. Whitten served as Vice President, Corporate Communications at Lumileds from 2018 to 2019. Prior to that, she held various positions in corporate communications and corporate affairs at Lam Research Corporation, a supplier of wafer-fabrication equipment and related services, Xilinx, Inc., a semiconductor company that primarily supplies programmable logic devices, and Applied Materials, Inc., a supplier of equipment, services and software for the manufacture of semiconductor chips. Ms. Whitten received a B.S. in International Business from San Jose State University.

Skills and Qualifications

Ms. Whitten was selected to serve on our board based on her extensive experience leading marketing, communications and corporate affairs organizations for B2B technology brands.

Directors with terms continuing until 2025
Christian Bauwens Board Member Age: 56 Director Since: 2023
Christian Bauwens has served as Senior Vice President and Treasurer, Head of GBS Finance of Flex, our majority shareholder, since May 2012. Prior to joining Flex, Mr. Bauwens served as the Executive Vice President and Chief Financial Officer of Estrella International Energy Services, a service company providing solutions and technology to the oil, gas, mining and energy sector in Latin America, from August 2010 to August 2012. Earlier in his career, Mr. Bauwens served in positions of increasing responsibility at various companies, including Treasury Manager for Asia Pacific, Director Capital Market Risk Management for Europe, Director of Overseas Finance and Capital Planning, Treasurer for GM do Brazil, the largest subsidiary of General Motors, a multinational automotive manufacturing company, in South America; Chief Financial Officer for General Motors Argentina including responsibilities for Chile, Uruguay, Peru, Paraguay and Bolivia; and Treasurer for Nissan Motor North America and Nissan Motor Acceptance Corp. Mr. Bauwens received his Bachelor in Economics, a Degree in Political Science & International Relations and a Master of Arts in Economics and Finance, each from the Universite Catholique de Louvain, Belgium.

Skills and Qualifications:

Mr. Bauwens was selected to serve on our board based on his extensive background in finance and extensive experience in the financial services industry.

Charles Boynton Board Member Age: 55 Director Since: 2023
Charles Boynton currently serves as the Chief Financial Officer of Logitech, a digital product company founded in Lausanne, Switzerland. Prior to joining Logitech, Mr. Boynton served as the Executive Vice President and Chief Financial Officer of Plantronics Inc. also known as Poly, Inc., a global business and consumer audio and video communications company (acquired by HP Inc. in October 2022). Mr. Boynton previously served as Executive Vice President and Chief Financial Officer of SunPower Corporation, a global vertically integrated solar company, from March 2012 to May 2018, continuing as an Executive Vice President until July 2018, and as Vice President of Corporate Finance and Corporate Development from June 2010 to March 2012. Mr. Boynton served as the Chief Executive Officer and Chairman of the Board of 8point3 Energy Partners, an owner / operator of solar energy generation projects, from March 2015 to June 2018 (acquired by Capital Dynamics in July 2018). Mr. Boynton served as the Chief Financial Officer of ServiceSource International, Inc., a global outsourced, customer success and growth solutions company, from April 2008 to May 2010. From March 2004 to April 2008, Mr. Boynton served as the Chief Financial Officer at Intelliden, a software company (acquired by IBM in January 2010). Prior to that, Mr. Boynton held key financial positions at Commerce One, Inc., Kraft Foods, Inc. and Grant Thornton, LLP. Mr. Boynton was a certified public accountant, State of Illinois, and a Member FEI, Silicon Valley Chapter. Mr. Boynton received his Bachelor of Science in Accounting from Indiana University’s Kelley School of Business and his Master of Business Administration from Northwestern University’s Kellogg School of Management.

Skills and Qualifications:

Mr. Boynton was selected to serve on our board based on his extensive background in financial reporting and accounting and his experience in the solar energy industry.

Jonathan Coslet Board Member Age: 58 Director Since: 2023
Jonathan Coslet currently serves as the Vice Chairman of TPG Global LLC (“TPG Global”), a global alternative asset firm, and has been with TPG Global since 1993. He previously served as TPG Global’s Chief Investment Officer from 2008 to 2020. During his tenure with TPG Global, Mr. Coslet also served on the boards of directors of several public and private companies, including IQVIA Holdings Inc., a pharmaceutical consulting and contract research organization, from 2003 to 2020, Life Time Group Holdings, Inc., a health, fitness and recreational sports company, since 2015, Cushman & Wakefield plc, a leading global real estate services firm, since 2018, and TPG Inc. since 2021. Mr. Coslet also serves on the board of directors of Stanford Lucile Packard Children’s Hospital, where he is Chairman, and the Stanford Institute for Economic Policy Research Advisory Board. He has also served on the Board of Trustees of the Menlo School, the Stanford Medicine Board of Fellows, the Harvard Business School Board of Dean’s Advisors and the Federal Reserve Bank of San Francisco’s Economic Advisory Council. Mr. Coslet received his Bachelor of Science degree in Economics and Finance from the Wharton School of the University of Pennsylvania where he was Valedictorian, and his Master of Business Administration from Harvard Business School, where he was a Baker Scholar.

Skills and Qualifications:

Mr. Coslet was selected to serve on our board based on his background in finance and extensive experience in advising and growing companies.

Brandi Thomas Board Member Age: 47 Director Since: 2023
Brandi Thomas currently serves as Vice President, Chief Audit Executive and Chief Diversity Officer of General Electric Company, a multinational company operating in aviation, power and renewable energy. Prior to joining General Electric Company, Ms. Thomas served as Vice President, Corporate Audit for Delta Air Lines, Inc., one of the leading airlines in the U.S. for domestic and international travel, from April 2017 to December 2020. Ms. Thomas holds a Bachelor of Science Degree in Finance from Case Western Reserve University.

Skills and Qualifications

Ms. Thomas was selected to serve on our board based on her extensive experience in finance, corporate audit, enterprise risk management and strategic growth.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. Alternatively, you can request a copy of any of these documents free of charge by writing to: Léah Schlesinger, General Counsel, Chief Ethics and Compliance Officer & Secretary, Nextracker Inc., 6200 Paseo Padre Parkway, Fremont, CA 94555. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Controlled company
We are a “controlled company” within the meaning of the Nasdaq rules. As a result, we qualify for, and have elected to utilize exemptions from, certain corporate governance requirements under the Nasdaq rules, including the requirements that within one year of the completion of our initial public offering we have a board that is composed of a majority of “independent directors,” as defined under the Nasdaq rules, and a compensation committee and a nominating and corporate governance committee that are composed entirely of independent directors. Even though we are a controlled company, we are required to comply with the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.
The Nasdaq rules define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Flex beneficially owns approximately 51.47% of the voting power of our common stock following the consummation of our secondary offering as described in the section titled “Certain relationships and related party transactions—The 2023 follow-on offering” in this Proxy Statement, consisting of 74,432,619 outstanding shares of our Class A common stock, representing approximately 51.47% of the voting power of our Class A common stock and 74,432,619 outstanding shares of our Class B common stock, representing approximately 90.14% of the voting power of our Class B common stock, in each case as of June 30, 2023. Through its control of shares of common stock representing a majority of the votes entitled to be cast in the election of directors, Flex has the ability to control the vote to elect all of our directors. Accordingly, we qualify as a “controlled company” under the Nasdaq rules and are able to rely on the exemptions described above. If we cease to be a controlled company and our Class A common stock continues to be listed on Nasdaq, we will no longer be able to rely on such exemptions by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be. For example, we will have one year from the date of our status change to comply with the requirement that our Board of Directors must be composed of a majority of independent directors.
Board composition
Our Board of Directors consists of 13 members. William Watkins is the Chair. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to management. Our Board meets on a regular basis and additionally, as required. In accordance with the Separation Agreement, Christian Bauwens, Michael Hartung, Kyra Whitten, Paul Lundstrom, Scott Offer, Rebecca Sidelinger and William Watkins were designated for nomination by Flex to the Board of Directors and nominated by the Nom Gov Committee and the Board. Each of Paul Lundstrom, Scott Offer and William Watkins are Class I directors (as described below) up for election at this Annual Meeting and have been nominated for election at this Annual Meeting pursuant to the Separation Agreement.
Our amended and restated certificate of incorporation provides for a classified board of directors, with our directors being divided into three classes: Class I, Class II and Class III. Directors belonging to one of the three classes are elected at each annual shareholders’ meeting, with directors designated as Class I to be elected at this Annual Meeting, directors designated as Class II to be elected at the 2024 Annual Meeting, and directors designated as Class III to be elected at the 2025 annual meeting of shareholders. Each director’s term continues until the third annual shareholders’ meeting after their election and qualification of their successor, or their earlier death, resignation or removal.

Director independence
The Board’s guidelines for director independence conform to the independence requirements in the Nasdaq rules for those directors deemed independent. The Board considers all relevant facts and circumstances in determining independence.
Board leadership structure
The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake.
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time. Our Chair is currently William Watkins. The Chair and our Chief Executive Officer are currently separate. Our Board of Directors believes that the Company and its shareholders are best served by maintaining the flexibility to determine whether the Chair and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. At any time the Company is not availing itself of the “controlled company” exceptions under the Nasdaq rules, in order to maintain the independent integrity of the Board, if the Chair is not an independent director, the Board shall appoint a lead director who must be independent. The Chair and the Chief Executive Officer are free, as is the Board of Directors as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.
Additionally, pursuant to the Separation Agreement and subject to Flex’s continued beneficial ownership of specified amounts of our voting stock, Flex is entitled to select the Chair.
The Board of Directors, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, two members of each of the Audit Committee, the Nom Gov Committee and the Compensation and People Committee (the “C&P Committee”) are independent directors, and the committee chairs have authority to hold executive sessions without management and non-independent directors present.
Board diversity
The Company seeks to achieve a balance and diversity of knowledge, experience and capability with respect to the directors serving on the Board. The Board considers each candidate’s ability to contribute to the diversity of the Board (including diversity of experience, viewpoints, backgrounds, gender, race and ethnicity).
The below Board Diversity Matrix reports self-identified diversity statistics for the Board in the format required by the Nasdaq rules.
Board Diversity Matrix (as of June 30, 2023)
Total Number of Directors	13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	10	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Role of the Board in risk oversight
An important function of the Board is oversight of risk management at Nextracker. Risk is inherent in business, and the Board’s oversight, assessment and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board believes that its current governance structure facilitates its risk oversight responsibilities.
The Audit Committee manages risk by overseeing the integrity of the Company’s financial statements and internal controls; the qualifications, independence and performance of the Company’s independent registered public accounting firm; the performance of the Company’s internal audit function; risk assessments from management with respect to cybersecurity; and the Company’s compliance with legal and regulatory requirements.
The Nom Gov Committee manages risk by reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs; making recommendations to the Board as to determinations of director independence; and developing and recommending to the Board the corporate governance guidelines, reviewing and reassessing the Code of Business Conduct and Ethics for the Company and overseeing compliance with such Guidelines and Code.
The C&P Committee manages risk by reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the company; overseeing the succession process in the event the Board determines that a new Chief Executive Officer should be hired; and overseeing the Company’s human capital management strategy.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. Our Chief Executive Officer, Chief Financial Officer and General Counsel, Chief Ethics and Compliance Officer & Secretary coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. From the formation of Nextracker Inc. on December 19, 2022 to March 31, 2023, the Board held two meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. Our directors are encouraged to attend our annual meetings of shareholders, but we do not currently have a policy relating to director attendance.
The Board and each of our standing committees typically hold an executive session of non-management directors as a part of every regularly scheduled quarterly meeting.
Information regarding committees of the Board of Directors
The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the C&P Committee and the Nom Gov Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.
Audit Committee
The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, and our compliance with legal and regulatory requirements. In addition, the Audit Committee is responsible for the oversight of the qualification, independence and performance of our independent registered public accounting firm as well as the appointment of our independent registered public accounting firm.
The Audit Committee consists of Charles Boynton, Paul Lundstrom and Brandi Thomas, with Charles Boynton serving as chairperson. Our Board has determined (i) that each of Charles Boynton and Brandi Thomas satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that Paul Lundstrom, Brandi Thomas and Charles Boynton each qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. In making that determination, the Board relied on the past business experience of each director. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
We are permitted under Nasdaq rules and the rules of the SEC to phase in our compliance with audit committee independence requirements under the Nasdaq rules and are permitted to have an audit committee consisting of a majority, but not entirety, of independent directors until one year after our initial public offering and have elected to utilize this exemption. At present, a majority of the members of the Audit Committee satisfy the independence requirements under the Nasdaq rules and the rules of the SEC. Based on the Board’s assessment, we have determined that the current composition of our Audit Committee will not materially adversely affect its ability to act independently and to carry out its responsibilities, identified immediately below.
Our Audit Committee is directly responsible for, among other things:
•	selecting and hiring our registered public accounting firm;
•	evaluating the performance and independence of our registered public accounting firm;
•	approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
•	reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;
•	reviewing and discussing with management and the registered public accounting firm the results of the annual audit, our quarterly financial statements and our publicly filed reports;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	reviewing the effect of legal, regulatory and accounting initiatives on the Company’s financial statements;
•	reviewing the effect of off-balance sheet arrangements, if any, on the Company’s financial statements;
•	reviewing and approving in advance any proposed related-person transactions; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.
Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq rules. From the formation of Nextracker Inc. on December 19, 2022 to March 31, 2023, the Audit Committee met once. The Audit Committee charter can be found in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.
As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.
The Board annually reviews the Nasdaq rules’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “financially literate” under the Nasdaq rules and that members of the Audit Committee received no compensation from the Company other than for service as a director.

Compensation and People Committee
The C&P Committee consists of Willy Shih, Jonathan Coslet, Michael Hartung, Rebecca Sidelinger and Scott Offer, with Willy Shih serving as chairperson. Our Board has determined that each of Willy Shih and Jonathan Coslet satisfies the requirements for independence under the rules and regulations of Nasdaq.
Our C&P Committee is responsible for, among other things:
•	determining, or recommending to the Board for determination, the compensation of our executive officers, including our chief executive officer;
•	administering our equity compensation plans;
•	overseeing our overall compensation policies and practices;
•	assist the Board in fulfilling its responsibilities with respect to: succession of the Company’s chief executive officer and all other executive officers; and
•	reviewing and approving the compensation committee report that the SEC requires in our annual proxy statement.
Our C&P Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. From the formation of Nextracker Inc. on December 19, 2022 to March 31, 2023, the C&P Committee met once. The C&P Committee charter can be found in the Governance section of the Investors section of our website https://investors.nextracker.com/governance/governance/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The C&P Committee charter grants the C&P Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The C&P Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.
Under the C&P Committee charter, the C&P Committee may, in its discretion, delegate its duties to a subcommittee.
As required by its charter, the C&P Committee conducts a self-evaluation at least annually. The C&P Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.
Compensation and People Committee processes and procedures
The implementation of our compensation philosophy is carried out under the supervision of the C&P Committee. The C&P Committee charter requires that the C&P Committee meet as often as its members deem necessary to perform its responsibilities under the charter. The agenda for each meeting is usually developed by the chairperson of the C&P Committee, in consultation with other C&P Committee members, management and the C&P Committee’s independent advisors. The C&P Committee also meets regularly in executive session. Meetings may, at the discretion of the C&P Committee, include other directors or members of management in addition to the C&P Committee’s independent advisors, for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the C&P Committee. For a description of the role of our management and any compensation consultants for executive compensation decisions for fiscal year 2023, please see the section titled “Compensation discussion and analysis” of this Proxy Statement.
Compensation and People Committee interlocks and insider participation
During the fiscal year ended March 31, 2023, Willy Shih, Jonathan Coslet, Michael Hartung, Rebecca Sidelinger and Scott Offer served on the C&P Committee. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Nominating, Governance and Public Responsibility Committee
The Nom Gov Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance and overseeing our

Code of Business Conduct and Ethics. The Nom Gov Committee consists of William Watkins, Charles Boynton, Willy Shih, Scott Offer and Rebecca Sidelinger, with William Watkins serving as chairperson. Our Board has determined that each of Charles Boynton and Willy Shih satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC.
Our Nom Gov Committee is responsible for, among other things:
•
identifying, recruiting, evaluating and recommending candidates for service as members of the Board and as members of committees of the Board consistent with criteria approved by the Board, including assessing a candidate’s independence and, in the case of candidates for membership on the Board’s Audit Committee, financial literacy and expertise;

•	reviewing and considering shareholder-recommended candidates for nomination to the Board;
•	shaping and overseeing the application of the Company’s environmental, social and corporate governance guidelines, policies and procedures, and compliance with laws and regulations;
•	overseeing Board communications with shareholders, shareholder proposals and shareholder activism;
•	reviewing conflicts of interest of our directors and officers and proposed waivers of our corporate governance guidelines and Code of Business Conducts and Ethics; and
•	assessing the composition and performance of the Board and the committees of the Board and the performance of each individual director.
From the formation of Nextracker Inc. on December 19, 2022 to March 31, 2023, the Nom Gov Committee met once. Our Nom Gov Committee operates under a written charter that satisfies the applicable rules of the SEC and the Nasdaq rules. A detailed discussion of the Nom Gov Committee’s procedures for recommending candidates for election as a director appears below under the caption “Procedures of the Nom Gov Committee.”
The Nom Gov Committee charter can be found in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. The Nom Gov Committee charter complies with the guidelines established by Nasdaq. Information on, or accessible through, our website is not incorporated by reference in this Proxy Statement. The charter of the Nom Gov Committee grants the Nom Gov Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.
Procedures of the Nominating, Governance and Public Responsibility Committee
In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Nom Gov Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must be inclusive and have the right balance and diversity of knowledge, experience and capability for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:
•	the appropriate size and the diversity of the Board;
•	the needs of the Board with respect to the particular talents and experience of its directors;
•
the knowledge, skills and experience of nominees, including experience in the industry in which we operate, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;
•	familiarity and experience with legal and regulatory requirements; and
•	experience with accounting rules and practices.

Considerations in evaluating director nominees
Pursuant to the Nom Gov Committee charter and subject to the Separation Agreement, the Nom Gov Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and the Company and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nom Gov Committee does not have a formal policy regarding diversity on the Board, the Nom Gov Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board. The Nom Gov Committee also considers applicable laws and regulations and stock exchange listing standards.
Once the Nom Gov Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, subject to the Separation Agreement, the Nom Gov Committee uses a flexible set of procedures in selecting individual director candidates. Rather than applying specific minimum criteria in identifying candidates, the Nom Gov Committee seeks candidates with high professional and personal ethics and values, a general understanding of various business disciplines (e.g., marketing, finance, etc.), an understanding of the Company’s business and industry, educational and professional background, analytical ability, willingness to devote adequate time to Board duties and ability to act in and represent the balanced best interests of the Company and its shareholders as a whole, rather than special constituencies. This flexibility allows the Nom Gov Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the Nom Gov Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nom Gov Committee may consider candidates recommended by management, by members of the Nom Gov Committee, by the Board, by shareholders or by a third party it may engage to conduct a search for possible candidates. In considering candidates submitted by shareholders, the Nom Gov Committee will take into consideration the needs of the Board, the qualifications of the candidate and our obligations under the Separation Agreement. In evaluating recommendations submitted by shareholders, the Board will evaluate such prospective nominees using the same standards that are applicable for all Board candidates.
Once candidates are identified, the Nom Gov Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. As noted above, there is no difference in the evaluation process of a candidate recommended by a shareholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nom Gov Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.
If the Nom Gov Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the shareholders for election at an annual meeting of shareholders or appointed as a director by a vote of the Board as appropriate.
Shareholder communications with the Board of Directors
Our relationship with our shareholders is an important part of our corporate governance program. Engaging with our shareholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our shareholder and investor outreach includes investor road shows, analyst meetings and investor conferences and meetings. We also communicate with shareholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
The Board has adopted a process for shareholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 6200 Paseo Padre Parkway, Fremont, CA 94555, c/o Léah Schlesinger, General Counsel, Chief Ethics and Compliance Officer & Secretary. All such communications received by Léah Schlesinger will be sent directly to the Board or the particular director indicated.

Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is available in the Governance section of the Investors section of our website at https://investors.nextracker.com/governance/governance/default.aspx. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our Code of Business Conduct and Ethics, or any waivers of such code, on our website or in public filings.
Involvement in certain legal proceedings
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On January 24, 2023, our Audit Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Deloitte has served as our independent registered public accounting firm since 2021. Representatives of Deloitte plan to attend the Annual Meeting and will be available to answer appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.
Independent registered public accounting firm
The following is a summary of the fees and services provided by Deloitte to the Company for fiscal years 2022 and 2023:
	Fiscal Year Ended March 31,
Description of Services Provided by Deloitte	2022	2023
Audit Fees(1)	$2,188,587	$2,615,124
Audit Related Fees	—	—
Tax Fees(2)	—	$146,506
All Other Fees(3)	$9,096	$9,096
TOTAL	$2,197,683	$2,770,726
(1)
Audit Fees for Deloitte for 2022 and 2023 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Fees for the years ended March 31, 2022 and 2023 included $730,000 and $595,000, respectively, billed in connection with other services related to our initial public offering in February 2023.
(2)
Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

(3)	All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services.
Audit Committee Pre-Approval Policy
The Audit Committee or a delegate thereof pre-approves the scope of the audit and non-audit services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.
All of the services provided by Deloitte since the Company’s initial public offering in February 2023, and fees for such services, were approved by the Audit Committee in accordance with these standards.
Vote Required
To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on Proposal No. 2 must vote “For” the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Broker non-votes are not applicable with respect to Proposal No. 2 as brokers generally have discretion to vote uninstructed shares on this proposal. Abstentions will have the same effect as an “Against” vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2023 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
Respectfully submitted by the members of the Audit Committee of the Board:
The Audit Committee

Charles Boynton, Chair
Paul Lundstrom
Brandi Thomas
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are required by Section 14A of the Exchange Act to offer our shareholders an opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Although the vote is non-binding, we value constructive feedback from our shareholders on executive compensation and other important matters, and the Board and the C&P Committee will consider the voting results when making future compensation decisions.
As described under the heading “Compensation discussion and analysis” in this Proxy Statement, our executive compensation program is designed to attract, retain and motivate top-level talent who possess the skills and leadership necessary to grow our business and enable long-term value creation. The Board encourages our shareholders to read the disclosures set forth in the “Compensation discussion and analysis” section of this Proxy Statement to review the compensation actions taken in fiscal year 2023. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.
Accordingly, the Board recommends that our shareholders vote “For” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the proxy statement furnished for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation discussion and analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”
Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the C&P Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the C&P Committee and the Board in continuing to improve the alignment of our executive compensation program with business objectives and performance and with the interests of our shareholders.
Vote required
To be approved, the holders of a majority in voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter must vote “For” the approval, on an advisory basis, of the compensation of our named executive officers. Broker non-votes will have no effect. Abstentions will have the same effect as an “Against” vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are also asking our shareholders to indicate their preference regarding how frequently we should solicit future non-binding shareholder advisory votes on the compensation of our named executive officers. We are asking shareholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years. Alternatively, shareholders may abstain from casting a vote. The advisory vote under this Proposal No. 4 is required pursuant to Section 14A of the Exchange Act.
Our Board believes that a shareholder advisory vote on the compensation of our named executive officers should take place on an annual basis. The Board values the opinion of our shareholders and believes that an annual say-on-pay vote will best reinforce our belief in maintaining an open and transparent dialogue with shareholders. An annual say-on-pay vote will allow the Company’s shareholders to regularly express a view on the Company’s compensation policies and practices. This vote is advisory and therefore not binding on the Company, the C&P Committee or the Board. The Board and the C&P Committee will carefully consider the shareholder vote on this proposal, along with all other expressions of shareholder views it receives on this matter.
Following the Annual Meeting, we expect to hold our next advisory vote on the frequency of say-on-pay votes at our annual meeting of shareholders in 2029.
Vote required
The alternative among “One Year,” “Two Years” or “Three Years” that receives the highest number of votes cast will be deemed to be the frequency preferred by our shareholders. Broker non-votes and abstentions will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, OF “ONE YEAR” AS THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:
Name	Age	Position
Daniel Shugar	60	Chief Executive Officer & Director
David Bennett	53	Chief Financial Officer
Howard Wenger	63	President
Bruce Ledesma	55	President, Strategy & Administration
Nicholas (Marco) Miller	54	Chief Operating Officer
Léah Schlesinger	59	General Counsel, Chief Ethics and Compliance Officer & Secretary
There are no family relationships between any of our directors and any of our executive officers.
Mr. Shugar’s biography can be found under the section titled “Proposal No. 1: Election of Directors—Director nominees” with the biographies of the other members of the Board. Biographies for our other executive officers are below.
David Bennett Chief Financial Officer Age: 53
David Bennett has served as Chief Financial Officer of Nextracker since June 2021. Prior to that, Mr. Bennett served as Principal Accounting Officer of Flex, our majority shareholder, since July 2013 and has held positions of increasing responsibility since joining Flex in 2005, including Senior Vice President, Finance from 2014 to 2021, Vice President, Finance from 2009 to 2014 and Corporate Controller from 2011 to 2013. Prior to joining Flex, he was a Senior Manager at Deloitte and Touche LLP from 1992 to 2005. Mr. Bennett is a certified public accountant (inactive) in the State of Colorado and earned a Bachelor of Arts degree in Business and Administration with an emphasis in Accounting and Finance from the University of Colorado, Boulder, Leeds School of Business.

Howard Wenger President Age: 63
Howard Wenger has served as President of Nextracker since February 2022. Mr. Wenger began his solar career in 1984 and has held multiple leadership and board positions. Mr. Wenger served as President of Solaria Corporation, a solar panel manufacturing company, from May 2020 to October 2021, and as Board Director from September 2019 to November 2022. From 2007 to 2017, he held various executive officer roles at SunPower Corporation, a global solar panel and technology manufacturer and solar system provider, including President, Global Business Units, and for eight years serving as President and Chief Executive Officer of SunPower Corporation Systems, a wholly owned subsidiary. From 2003 to 2007, Mr. Wenger served as Executive Vice President and Board Director of PowerLight Corporation, a commercial and utility scale solar system integrator. From 1984 to 2003, Mr. Wenger held various solar management, engineering and research positions at several companies, including AstroPower, Inc., Pacific Energy Group, PG&E and Intersol Power Corporation. Mr. Wenger holds a Bachelor of Arts degree in Environmental Studies from the University of California, Santa Barbara, and a Master of Science degree in Civil Engineering from the University of Colorado, Boulder.

Bruce Ledesma President, Strategy & Administration Age: 55
Bruce Ledesma has served as our President, Strategy and Administration since May 2023 and previously as our President, Strategy, Software and Administration since March 2022. Mr. Ledesma served as President of Nextracker from May 2019 to February 2022. Mr. Ledesma previously served as Executive Vice President, Corporate Development of Solar Mosaic, Inc., a fintech company financing residential solar and home improvement projects, from May 2016 to May 2019, and as its Chief Operating Officer from July 2014 to May 2016. Mr. Ledesma was the co-founder of Roble Capital, LLC, a private investment fund, and served as its Chief Operating Officer from June 2013 to July 2014. He served as General Counsel and Corporate Secretary of SunPower Corporation, a global solar panel and technology manufacturer and solar system provider, from January 2007 to March 2012. From 2005 to 2007, Mr. Ledesma served as General Counsel of PowerLight Corporation, a commercial and utility scale solar system integrator. From 1998 to 2004, Mr. Ledesma held various legal and executive positions with Barra, Inc., a software financial risk management company. From 1993 to 1998, Mr. Ledesma practiced as a corporate attorney for Latham & Watkins LLP. He holds a Bachelor of Arts degree in Economics from Stanford University and Juris Doctor degree from Harvard Law School.

Nicholas (Marco) Miller Chief Operating Officer Age: 54
Nicholas (Marco) Miller is a co-founder of Nextracker and has served as its Chief Operating Officer since March 2021, its Senior Vice President, Global Operations from August 2017 to March 2021, and its Vice President of Operations from December 2013 to August 2017. From August 2011 to December 2013, he was the Senior Director of Customer Care at Solaria Corporation, a solar panel manufacturing company. He held senior management roles at SunPower Corporation, a global solar panel and technology manufacturer and solar system provider, in Geneva, Switzerland from 2007 to 2011, where he managed all utility solar construction projects in the Europe, Middle East and Africa regions. Prior to that, Mr. Miller worked at PowerLight Corporation, a commercial and utility scale solar system integrator, from 2001 to 2006, where he held various project management roles in solar construction. Mr. Miller holds a Bachelor of Arts degree in English from McGill University.

Léah Schlesinger General Counsel, Chief Ethics and Compliance Officer & Secretary Age: 59
Léah Schlesinger has served as our General Counsel, Chief Ethics and Compliance Officer and Secretary since February 2023. Ms. Schlesinger served as General Counsel of Nextracker since April 2019 and as Vice President, Corporate Legal of Flex, our majority shareholder, from March 2015 to April 2022. Ms. Schlesinger has spent two decades advising global corporations and mid-size companies, with an emphasis on mergers and acquisitions, corporate governance and antitrust. Prior to joining Flex, Ms. Schlesinger was a Partner at Grant Law, a boutique law firm advising investors and entrepreneurs, from 2010 to 2012. From 2007 to 2009, Ms. Schlesinger was Counsel at Borden Ladner Gervais LLP in Toronto, in the Securities and Capital Markets group. From 1992 to 2001, Ms. Schlesinger practiced at Skadden, Arps, Slate, Meagher & Flom LLP, where she focused primarily on mergers and acquisitions. Prior to her legal career, Ms. Schlesinger was an Economist in the Macroeconomics group of Data Resources, Inc., an econometrics firm, from 1986 to 1989. Ms. Schlesinger holds a Bachelor of Arts degree in Economics from the University of Chicago and a Juris Doctor degree from the University of Chicago Law School.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation discussion and analysis (“CD&A”) describes our executive compensation philosophy, process and objectives and the elements of our fiscal year 2023 compensation program for our named executive officers (“NEOs”) and gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. Our NEOs for fiscal year 2023 are as follows:
Name	Position
Daniel Shugar	Chief Executive Officer
David Bennett	Chief Financial Officer
Howard Wenger	President
Bruce Ledesma	President - Strategy & Administration(1)
Nicholas (Marco) Miller	Chief Operating Officer
(1)	Reflects Mr. Ledesma’s current title. During fiscal year 2023, Mr. Ledesma served as our President–Strategy, Software & Administration.
We operated as part of Flex until the completion of our IPO on February 9, 2023. Compensation for our NEOs prior to fiscal year 2023 was determined by Flex. However, in early fiscal year 2023, and as further discussed below, our then-existing board of directors and compensation committee, comprised of Willy C. Shih (chairperson), Scott Offer and Jonathan Coslet, began implementing certain compensation elements (e.g., our long-term equity incentive program), in addition to our historic short-term incentive plan, which are separate and apart from the Flex compensation program. In connection with our IPO, our Board of Directors established our C&P Committee. Following the completion of our IPO, additional elements of our compensation program have been implemented, including our post-IPO base salary program and our 401(k) plan by our Board of Directors and the C&P Committee, which are responsible for establishing and overseeing all of our compensation programs.
This CD&A primarily addresses the material elements of our fiscal year 2023 compensation programs and policies, including our overall compensation philosophy, and program objectives. We have entered into various agreements to provide a framework for our relationship with Flex after the Transactions (as defined below), including an employee matters agreement. This agreement governs our and Flex’s compensation and employee benefit obligations with respect to the employees and other service providers of each company. For a summary of the employee matters agreement and such allocation of benefit obligations, see the section titled “Certain relationships and related party transactions—Agreements with Flex—Employee Matters Agreement” of this Proxy Statement.
Our philosophy on compensation
Overview
Our compensation philosophy as it relates to our fiscal year 2023 compensation programs and policies focuses on incentivizing achievement of a balanced set of performance objectives with respect to the Company through the implementation of the following objectives:
Pay should be meaningfully aligned to performance. Nextracker’s compensation program is designed to tie actual pay for executives to performance against rigorous short-term and long-term performance objectives of Nextracker. This pay-for-performance compensation philosophy aims to create shareholder value, where above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts when performance thresholds are not met.
The key vehicles that are used to ensure that compensation realized by executives is aligned with results generated for our shareholders are the short-term incentive and the long-term incentive programs. We also believe that a significant portion of performance-based compensation should be deliverable in the form of equity awards. Prior to fiscal year 2023, these equity awards were provided through Flex’s restricted share unit award (“Flex RSU”) program, which applies to most executives, and its performance share unit award (“Flex PSU”) program, which applies to a limited group of executives (no Flex PSUs were granted to our NEOs after fiscal year 2021).

As a result of the implementation of our long-term equity incentive program, during fiscal year 2023 our NEOs no longer received any additional long-term equity awards under Flex’s long-term incentive compensation program and our NEOs began receiving awards under our long-term equity incentive program.
Attract, retain and motivate superior talent. Our compensation program is intended to be competitive in order to attract, retain and motivate a high-caliber and responsible leadership team. A key objective of the compensation program is to provide competitive pay opportunities based on the achievement of performance objectives, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure.
Peer group analysis. Peer group data is used as a guide for compensation decisions, but this data does not form the sole basis for its compensation program.
We actively manage our compensation philosophy as described below.
Element	Overview
Base salaries and target cash compensation	• Pay is regularly benchmarked against a set of industry peers. • Base salaries and target cash compensation are competitively positioned for executives to manage fixed costs.

Substantial emphasis on at-risk compensation
• Programs are designed to link actual pay to the achievement of pre-determined performance goals that create shareholder value.

• 100% of at-risk compensation is based on achievement of incentive outcomes against pre-determined performance metrics.

Focus on long-term performance	• While measurement of short-term results maintains day-to-day focus, the above compensation philosophy is also built on the premise that shareholder value is built over the long term.
*	For fiscal year 2023, approximately 59% of the target total direct compensation for our NEOs was in the form of long-term incentives.
Nextracker compensation benchmarks and Peer Group
The C&P Committee, in its discretion, develops, determines and adjusts compensation benchmarks and the peer group with respect to Nextracker (the “Peer Group”). Based, in part, on the advice of FW Cook, the compensation consultant for the C&P Committee, the following companies were originally designated as the Peer Group with respect to our compensation program for fiscal year 2023:
Advanced Energy	First Solar	MKS Instruments
Arcosa	Generac	Shoals
Array	Gibraltar Industries	SolarEdge
Cree	Itron	SunPower
EnerSys	Littlefuse	Sunrun
*
Notwithstanding the companies comprising the foregoing Nextracker Peer Group, in implementing the TSR (as defined below) component of our performance-based long-term equity incentive awards (described below), we utilized as peer companies the companies that comprise the MAC Global Solar Energy Stock Index (https://macsolarindex.com/stocks-in-the-index).

The Committee and management involvement
The C&P Committee periodically reviews our compensation programs and peer group in order to ensure they are appropriately aligned with best practices in the executive compensation area and are furthering Nextracker’s business strategy. While the responsibilities of the C&P Committee primarily relate to the compensation of Nextracker’s CEO and Nextracker’s other NEOs, the C&P Committee also oversees, at a high level, the decisions and recommendations of Nextracker’s CEO and management concerning the compensation of other Nextracker executives.

Competitive positioning
The C&P Committee considers the compensation provided by our peers in order to provide insight into market competitive pay programs, levels and practices. In addition, the C&P Committee also reviews standardized surveys of large technology and manufacturing firms to evaluate the competitiveness of Nextracker’s compensation programs in the context of general compensation practices.
Compensation-setting process and fiscal year 2023 executive compensation
Overview
As further described below, for fiscal year 2023, Nextracker’s executive compensation program was primarily comprised of base salary, short-term incentive compensation under our incentive bonus plan (as described below), our long-term incentive compensation under the LTIP (as defined below) and deferred compensation under Flex’s 2010 Deferred Plan (as defined below).
Base salary
The following table sets forth the base salaries of our NEOs with respect to fiscal year 2023.
Name and title	Base salary as of April 1, 2022(1)	Base salary as of March 31, 2023(2)
Daniel Shugar Chief Executive Officer	$415,000	$863,000
David Bennett Chief Financial Officer	$432,000	$470,000
Howard Wenger President	$385,000	$505,000
Bruce Ledesma President – Strategy & Administration	$385,000	$505,000
Nicholas (Marco) Miller Chief Operating Officer	$309,575	$395,000
(1)
This column describes the annualized rate of base salary that was payable to our NEOs at the beginning of fiscal year 2023, which does not take into account a voluntary 10% reduction in base pay for our NEOs (other than Mr. Wenger) during the first quarter of fiscal year 2023 to align executive salaries with certain inflationary and logistic cost pressures affecting the business at such time (the “Voluntary Salary Reduction”).

(2)
This column describes the annualized rate of base salary that was payable to our NEOs with respect to the portion of fiscal year 2023 during periods following completion of our IPO on February 9, 2023.

Base salary levels are intended to reflect competitive market data, individual performance and promotions or changes in responsibilities.
Short-term incentive bonuses
For fiscal year 2023, short-term incentive bonuses for our NEOs were earned pursuant to the Nextracker short-term incentive bonus plan based on achievement of financial and operating performance objectives, as well as individual performance objectives, when applicable.
The performance objectives for our NEOs under the Nextracker short-term incentive bonus plan for fiscal year 2023 were as follows (weighted by percentage):
•	Nextracker-specific revenue (40%);
•	Nextracker-specific adjusted operating profit (40%);
•	Nextracker-specific adjusted free cash flow (20%); and
•	Executive team milestones (adjusts bonus payout by 0%—100%).

The following table summarizes the key features of our fiscal year 2023 short-term incentive bonus plan.
Feature	Component	Objectives
Performance targets	• Based on key financial, strategic and operating metrics for Nextracker on a quarterly basis during the fiscal year	• Aligns executive incentives with performance • Rewards achievement of short-term objectives

Performance measures
• Financial metrics relating to revenue, operating profit and free cash flow with respect to Nextracker

• Executive team milestones relating to company strategic and operating goals such as product improvements, customer satisfaction, strategic sales initiatives, employee-related initiatives, U.S. manufacturing, operational efficiency and execution initiatives, and new business and forecasting processes and improvements

• Emphasizes pay-for-performance by linking individual compensation to performance on metrics that help drive shareholder value

• Promotes accountability by tying payout to achievement of minimum performance threshold

Bonus payments
• Based on achievement of financial, strategic and operating performance metrics

• Target bonus opportunities set at percentage of base salary (without adjustment for the Voluntary Salary Reduction), based on the executive’s level of responsibility depending on the executive

• Bonuses that could be earned ranged from 0% of target to a maximum of 200% of target

• No payout awarded for any measure where threshold performance was not achieved

• Reflects the emphasis on pay-for-performance by linking individual compensation to performance

• Encourages accountability by conditioning bonus payments on the achievement of at least the minimum performance threshold

As noted above, our annual short-term incentive plan included an executive team milestone component for fiscal year 2023 that affects the overall funding of the plan. Under this component, NEO individual performance is measured based on a variety of quantitative and qualitative measures designed to measure progress, and drives achievement of various confidential strategic and operating objectives. This individual measure was scored on a scale of 0-100% and the resulting percentage was then multiplied against the aggregate eligible bonus amounts derived from achievement of the applicable revenue, operating profit and adjusted free cash flow performance metrics. The individual performance metrics were the same for each NEO in fiscal year 2023.
Incentive payouts for NEOs under the Nextracker short-term incentive bonus plan
Performance targets for fiscal year 2023 were determined based on approved financial and strategic plans. With respect to our NEOs, performance targets were based on Nextracker financial measures and quarterly company milestone objectives. For each financial metric, no payout would be made if an applicable threshold performance level was not achieved. Maximum payout levels for such metrics were tied to “stretch” levels of performance. As noted above, payouts are also increased or decreased upon achievement or non-achievement, respectively, of certain preestablished strategic and operating objectives during fiscal year 2023. Taking into account these increases and decreases, the combined actual weighted payout (as a percentage of target performance) is set forth in the following chart with respect to the applicable revenue, adjusted operating profit and adjusted free cash flow performance metrics:
Fiscal Year 2023 short-term incentive bonus plan
(in millions, except percentages)		Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual Performance Achievement	Weighted Performance Achievement
	Weight
Revenue	40%	$1,350	$1,500	$1,650	$1,902	80%
Adjusted Operating Profit	40%	$143	$179	$215	$203	66.8%
Adjusted Free Cash Flow	20%	$87	$145	$203	$105	13.0%
Total weighted performance achievement with respect to such financial metrics resulted in gross achievement of 159.8% relative to target performance. This total weighted performance achievement was adjusted downward based on the 86.3% attainment of the executive team milestone component within our short-term incentive program, resulting in final achievement of 137.9% relative to target performance.
We used adjusted non-GAAP performance measures with respect to the above operating profit and free cash flow performance objectives (i.e., as adjusted operating profit and adjusted free cash flow) for purposes of our incentive bonus plan in fiscal year 2023. See the section titled “Non-GAAP measures” within Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for definitions of Non-GAAP operating income (with respect to the adjusted operating profit performance metric) and adjusted free cash flow (with respect to the adjusted free cash flow performance metric) and a reconciliation of these Non-GAAP measures to the most comparable GAAP financial measures.
For purposes of calculating performance under our bonus plan in fiscal year 2023, we may exclude from the calculation of performance extraordinary items or events that would have had an unanticipated impact, corporate transactions (including acquisitions or dispositions) and other unusual or nonrecurring items (i.e., as and when applicable, although no such items or events were applied for fiscal year 2023).
Target and final short-term incentive awards for fiscal year 2023
For fiscal year 2023, aggregate short-term incentive payouts for our NEOs, after adjustment for individual performance, were as follows:
Name	Fiscal year 2023 short- term incentive bonus target (potential bonus as a percentage of base salary)(1)	Fiscal year 2023 short- term incentive bonus target (potential bonus expressed as a dollar amount)	Fiscal year 2023 short-term incentive actual bonus ($)	Fiscal year 2023 actual short-term incentive bonus as a percentage of full year target bonus
Daniel Shugar	50%	$235,500	$324,772	137.9%
David Bennett	50%	$218,375	$301,000	137.9%
Howard Wenger	50%	$200,000	$275,815	137.9%
Bruce Ledesma	50%	$200,000	$275,815	137.9%
Nicholas (Marco) Miller	45%	$144,113	$198,686	137.9%
(1)	Fiscal year 2023 target bonus amounts are based on wages paid during the fiscal year, excluding the reduction in wages due to the Voluntary Salary Reduction.
With the exception of Mr. Miller, bonus payments were made in a single installment after the close of fiscal year 2023. For Mr. Miller and with respect to the first three quarters of fiscal year 2023, quarterly bonus payments were paid to him based on a determination that the above performance metrics had been achieved at least at the target level for the relevant quarter, and were reasonably expected to be achieved at least at the target level for fiscal year 2023. At the close of fiscal year 2023, a true-up payment was made to Mr. Miller to account for the above-target achievement of such performance metrics for fiscal year 2023.
Long-term incentive compensation
Prior to the implementation of our long-term equity incentive program in April 2022 (i.e., early fiscal year 2023), long-term incentives with respect to our NEOs were provided through Flex’s RSU program and Flex’s PSU program. As a result of the implementation of our long-term equity incentive program, our NEOs did not receive any long-term equity awards under Flex’s long-term incentive compensation program during fiscal year 2023. However, outstanding Flex RSUs and Flex PSUs awarded to our NEOs prior to fiscal year 2023 under Flex’s long-term incentive compensation program remain in effect with respect to our NEOs.
In April 2022, we adopted our initial long-term equity incentive plan, and in connection with our IPO, we amended such plan as the Second Amended and Restated 2022 Nextracker Inc. Equity Incentive Plan (the “LTIP”). Under the LTIP, the Company is authorized to provide equity-based compensation in the form of: (i) stock options, including incentive stock options entitling the option holder to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended; (ii) restricted stock units; (iii) stock appreciation rights; (iv) stock awards and performance stock units; and (v) other stock-based awards that are not inconsistent with the LTIP.
In fiscal year 2023 our NEOs received restricted stock units, performance stock units and option awards under the LTIP, as an incentive to maximize our long-term performance and drive value creation for our equityholders. These long-term incentives are designed to align the interests of the NEOs with those of our equityholders and to give each NEO a significant incentive to manage the Company from the perspective of an owner with a direct stake in the business. Long-term equity awards are also intended to promote retention, as unvested awards are forfeited if an executive voluntarily leaves the Company. These awards were originally based in units relating to the LLC, and in connection with our IPO, the awards became share-based awards relating to Class A common stock of Nextracker Inc.
Restricted stock unit awards
Restricted stock unit awards granted to our NEOs in fiscal year 2023 vest in three installments on the first three anniversaries of the vesting commencement date of April 1, 2022 (specifically, 30%, 30% and 40%), generally subject to the NEO’s continuous service until such vesting date. Payouts are made in shares, so the value of a restricted stock unit award increases or decreases based on share price performance from the grant date, further aligning the interests of the executive with long-term equityholder value creation. Before a restricted stock unit award vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents.
Performance stock unit awards
Performance stock unit awards generally provide for vesting upon the attainment of the applicable performance criteria, generally subject to the NEO’s continuous service until the applicable vesting date. The performance stock units granted in fiscal year 2023 provide for three distinct measurement periods over a three-year performance period with (i) 30% of the total target performance stock units relating to the first measurement period (April 1, 2022 – March 31, 2023), (ii) 30% of the total target performance stock units relating to the second measurement period (April 1, 2023 – March 31, 2024), and (iii) 40% of the total target performance stock units relating to the third measurement period (April 1, 2024 – March 31, 2025). Performance stock units remain subject to a service-based vesting requirement through the completion of the entire performance period, and vest on the third anniversary of the grant date. Subject to satisfying such service-based vesting requirement, the number of performance stock units that vest with respect to the three-year performance period is based on the extent to which the relevant performance criteria is attained with respect to each of the three fiscal year measurement periods. Payouts are made in shares. Before a performance stock unit award vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents. Performance stock units granted in fiscal year 2023 vest between 0% and 200% of target.
With respect to the first measurement period (i.e., fiscal year 2023), 100% of the performance criteria were based on the financial metrics and targets of our annual short-term incentive cash bonus program. The executive team milestone component was excluded from such criteria. As a result, performance achievement of 159.8% applied with respect to the first measurement period relative to target performance.

With respect to each of the second and third measurement periods (i.e., fiscal year 2024 and fiscal year 2025), (i) 50% of the performance criteria are based on the financial metrics of our annual short-term incentive cash bonus program and (ii) 50% of the performance criteria relate to the percentile rank of our total shareholder return (“TSR”) relative to the companies that generally comprise the MAC Global Solar Energy Stock Index (https://macsolarindex.com/stocks-in-the-index) as of April 1st of the year of the applicable measurement period.
Option awards
Option awards also provide for vesting upon the attainment of the applicable performance criteria thereunder, generally subject to the NEO’s continuous service until the applicable vesting date. These awards are subject to a four-year performance period. The performance criteria relate to our compound annual growth rate (“CAGR”) with respect to the equity valuation of the Company. Subject to the service requirement and acceleration in certain circumstances, the options will vest between 0% and 100% based on the Company’s equity valuation achieving certain compounded annual growth rates in excess of an initial valuation of $3 billion over the four-year period beginning April 1, 2022 and ending March 31, 2026, with the ending valuation based on the average of the Company’s closing stock prices on the previous twenty (20) trading days prior to March 31, 2026. Upon exercise of an option award, payouts will be made in shares. Before an option award vests and is exercised, the holder has no ownership rights in the underlying shares and is not entitled to dividends or dividend equivalents.
Fiscal year 2023 LTIP awards
The following table summarizes the long-term equity awards granted under the LTIP to our NEOs in fiscal year 2023:
Name	Service-based RSUs (# shares)	Performance-based PSUs (# shares)	Options (# shares)
Daniel Shugar	132,976	132,976	398,571
David Bennett	38,690	38,690	119,048
Howard Wenger	82,143	82,143	247,619
Bruce Ledesma	82,143	82,143	247,619
Nicholas Miller	44,048	44,048	132,381
Performance stock units – fiscal year 2023 (first measurement period performance attainment)
Based on the attainment of the applicable financial metrics associated with our short-term incentive cash bonus program described above, the following performance stock units have been earned with respect to the first measurement period (April 1, 2022 – March 31, 2023) and are eligible to vest at the end of three-year performance period in 2025, subject to satisfaction of the service requirement described above:
Name	Target number of PSUs for the first measurement period (# shares)	Number of earned PSUs for the first measurement period (# shares)
Daniel Shugar	39,893	63,750
David Bennett	11,607	18,548
Howard Wenger	24,643	39,380
Bruce Ledesma	24,643	39,380
Nicholas Miller	13,214	21,117

Deferred compensation awards
During fiscal year 2023, certain of our NEOs participated in Flex’s 2010 Deferred Compensation Plan (the “2010 Deferred Plan”), under which such NEOs were permitted to make deferrals of base salary and bonus amounts under the 2010 Deferred Plan’s voluntary contribution component. Only Mr. Bennett elected to make such deferrals during fiscal year 2023 under the 2010 Deferred Plan’s voluntary component. In addition to voluntary deferrals, Flex made annual employer contributions to Messrs. Shugar, Bennett, Wenger and Ledesma under the 2010 Deferred Plan, the key terms of which are summarized below.
Deferred plan design element	Description
Employer Contribution Component (“ECC”) – Annual
• Target amount is 30% of Mr. Bennett’s base salary and 20% of Messrs. Shugar’s, Wenger’s and Ledesma’s base salaries

• Maximum amount is 37.5% of Mr. Bennett’s base salary and 25% of Messrs. Shugar’s, Wenger’s and Ledesma’s base salaries, if the performance-based portion is funded at maximum

ECC – Funding Basis	• 50% of the targeted funding is based on the Flex corporate funding level of the short-term incentive bonus plan • 50% of the targeted funding is fixed and not tied to performance

ECC – Vesting Schedule	• Flex’s contributions, together with earnings on those contributions, will vest in full after four years, subject to the participant’s continued employment

Investment of Balances
• Deferred balances in a participant’s account are deemed to be invested in hypothetical investments (which mirror the investment options in Flex’s tax-qualified 401(k) plan) designated by the participant

• The appreciation, if any, in the account balances is due solely to the performance of these hypothetical investments

Distribution Options
• Vested balances may be distributed upon termination of employment either through a lump sum payment or in installments over a period of up to ten years, as elected by the participant

• Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years

The deferred account balances are unfunded and unsecured obligations of Flex, receive no preferential standing, and are subject to the same risks as any of Flex’s other general obligations. An additional employer discretionary matching contribution may be provided in connection with voluntary deferrals to reflect limitations on the matching contributions under Flex’s 401(k) plan.
The above NEOs ceased to actively participate in the 2010 Deferred Plan at the end of calendar year 2022, although their accounts under the 2010 Deferred Plan continue to remain eligible to vest. In fiscal year 2024, we expect to implement an inactive deferred compensation program, under which we will honor the accruals under the 2010 Deferred Plan, and the above NEOs will permanently cease to participate in the 2010 Deferred Plan.
Deferred compensation for fiscal year 2023
During fiscal year 2023, Mr. Bennett received a deferred cash award with a value of approximately 29.8% of his pre-IPO base salary. Mr. Wenger received a deferred cash award with a value of approximately 27.9% of his pre-IPO base salary and Messrs. Shugar and Ledesma each received deferred cash awards with a value of approximately 19.9% of their respective pre-IPO base salaries. In addition, under the 2010 Deferred Plan, participants may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. Participants are 100% vested in their own voluntary deferrals at all times.
For additional information about our NEOs’ contributions to their respective deferral accounts, employer contributions to our NEOs’ deferral accounts, earnings on our NEOs’ deferral accounts, withdrawals from our NEOs’ deferral accounts and deferral account balances as of the end of fiscal year 2023, see the section titled “Executive compensation tables—Nonqualified deferred compensation in fiscal year 2023” of this Proxy Statement.
Executive perquisites
Perquisites represent a small part of the overall compensation program for our NEOs. In fiscal year 2023, Flex paid the premiums on executive long-term disability insurance for Messrs. Shugar, Bennett, Wenger and Ledesma. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.
401(k) Plan
Under Flex’s 401(k) plan, all of our employees participating in the plan during the applicable portion of fiscal year 2023 were eligible to receive matching contributions. In addition to regular matching contributions, Flex also offered annual discretionary matching contributions based on certain performance and other economic factors as determined at the end of the fiscal year. No such discretionary matching contributions were made for fiscal year 2023. In March 2023, and prior to the close of fiscal year 2023, Nextracker’s separate 401(k) plan was established, at which time our employees (subject to our 401(k) plan’s eligibility requirements) began participating in our 401(k) plan and ceased further participation in Flex’s 401(k) plan. Our 401(k) plan is designed to have substantially the same features as Flex’s 401(k) plan, including regular matching contributions and discretionary matching contributions.
Other benefits
During fiscal year 2023, executives were eligible to participate in Flex’s welfare benefits program, including medical, dental, vision, group life, basic disability and accidental death and dismemberment insurance benefits, in each case on the same basis as other Flex employees, subject to applicable law. In fiscal year 2024, we expect to establish a Nextracker welfare benefits program for our employees, at which time our employees, including our NEOs, will begin participating in such program (subject to such program’s eligibility requirements) and cease further participation in Flex’s welfare benefits program.
Termination and change of control arrangements
During fiscal year 2023, our NEOs were entitled to certain severance benefits, including certain cash-based severance benefits under Flex’s severance program and change of control benefits. These benefits are described and quantified under the section titled “Executive compensation tables—Potential payments upon termination or change of control.”
Our NEOs do not have employment agreements with us, nor does Nextracker currently have any severance plan or program in place for our NEOs. Instead, Flex’s non-executive severance program (the “Standard Severance Program”) covered our NEOs during fiscal year 2023, with the exception of Mr. Bennett who was covered under the Flex Ltd. Executive Severance Plan (the “Executive Severance Program”). In fiscal year 2024, we expect to establish a cash-based severance benefits program for our employees, including our NEOs.

Under the Standard Severance Program, in the event of a participant’s involuntary termination of employment due to reductions in force, such as plant closures, mass layoffs and job elimination, the participant could receive the following benefits, subject to the participant entering into a severance and release agreement in a form provided by Flex or applicable Flex business unit entity (“Severance Agreement”).
Standard Severance Program termination benefit	Description
Salary and Benefits Continuation
• Lump-sum severance payment determined pursuant to a formula based on a participant’s base pay and years of service as a regular status employee under the Standard Severance Program, resulting in a severance payment not to exceed an amount equal to either six or twelve months, depending on the NEO

Bonus Treatment	• Discretionary payment of the most-recently earned quarterly bonus if the participant worked for the entirety of the applicable fiscal quarter
As noted above, Mr. Bennett was covered under the Executive Severance Program during fiscal year 2023. Under the Executive Severance Program, in the event of an involuntary termination of employment of the participant without “cause” or voluntary termination by the participant for “good reason” (as each such term is defined in the Executive Severance Program), the participant would receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by Flex (“Transition Agreement”):
Executive Severance Program termination benefit	Description
Salary and Benefits Continuation	• Salary and benefits coverage continuation for duration of transition period provided in the Transition Agreement

Bonus Treatment	• Pro-rated portion of annual bonus, based on actual performance through the end of the performance period

Equity Vesting
• Time-vested and performance-based Flex RSUs, Flex PSUs and ECC awards under the 2010 Deferred Plan continue vesting during the transition period

• Following the transition period, accelerated vesting of Flex RSUs ECC awards under the 2010 Deferred Plan that would have vested during the one-year period following the transition period

• Continued vesting is subject to the participant’s release of claims and compliance with post-termination covenants under the Transition Agreement

• All other unvested awards are forfeited

The following additional termination benefits are applicable to our NEOs in the event of a change of control of Flex:
Termination benefit	Description
2010 Deferred Plan—Deferred Compensation Vesting
• Accelerated vesting of ECC awards under the 2010 Deferred Plan

• Acceleration applies if employment is involuntarily terminated without cause or voluntarily terminated by the participant for good reason within two years of the change of control (i.e., “double trigger” accelerated vesting)

Termination benefit	Description
Flex 2017 Plan—Equity Vesting
• Accelerated vesting of all unvested awards under Flex’s 2017 Equity Incentive Plan (the “Flex 2017 Plan”), if such awards are not assumed or replaced by the acquiror on an economically equivalent basis

• The C&P Committee also has the ability under the Flex 2017 Plan to provide that certain awards may automatically accelerate if employment is involuntarily terminated without cause within a designated time period (not to exceed eighteen months) following a change of control

The following additional termination benefits are applicable to our NEOs in the event of a change of control of Nextracker:
Termination benefit	Description
LTIP—Equity Vesting	• Accelerated vesting of all unvested awards under our LTIP, if such awards are not assumed or replaced by the acquiror on an economically equivalent basis
Executive stock ownership guidelines
Our Board of Directors is in the process of developing an equity ownership policy, under which our NEOs are expected to be required to hold designated amounts of Nextracker stock.
Executive incentive compensation recoupment policy
Our Board of Directors is in the process of developing a clawback and recoupment policy with respect to all incentive-based compensation granted or paid by the Company, including cash and stock, which will be structured to be compliant with applicable law, including the requirements of the Dodd-Frank Act.
Hedging and pledging policy
Our Board of Directors has adopted an insider trading policy, under which our NEOs are prohibited from hedging our stock and using our stock as collateral for margin accounts or pledging such shares as collateral for loans.

COMPENSATION AND PEOPLE COMMITTEE REPORT
Our C&P Committee has reviewed and discussed the section titled “Compensation discussion and analysis” with management. Based on such review and discussion, our C&P Committee has recommended to the Board of Directors that the section titled “Compensation discussion and analysis” be included in this proxy statement and incorporated into Nextracker’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
Respectfully submitted by the members of the Compensation and People Committee of the Board of Directors:
The Compensation and People Committee

Willy Shih (Chair)
Jonathan Coslet
Michael Hartung
Rebecca Sidelinger
Scott Offer
This report of the Compensation and People Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION TABLES
The following tables contain information regarding the compensation we provided to our NEOs for fiscal years 2023 and 2022. A detailed description of the plans and programs under which these NEOs received the following compensation can be found in the section titled “Compensation discussion and analysis” of this Proxy Statement. Additional information about these plans and programs is included in the additional tables and discussions that follow the Summary Compensation Table.
Summary compensation table
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Daniel Shugar Chief Executive Officer	2023	460,625	—	5,773,029	2,512,800	324,772	7,582	100,048	9,178,856
	2022	415,000	—	549,985	—	110,992	47	117,105	1,193,129
David Bennett Chief Financial Officer	2023	425,950	—	1,679,690	750,541	301,000	—	146,092	3,303,273
	2022	429,000	—	425,000	—	299,195	45,897	170,986	1,370,078
Howard Wenger President	2023	400,000	—	3,566,162	1,561,120	275,815	2,399	109,820	5,915,316
	2022	58,333	—	—	—	19,602	—	42	77,977
Bruce Ledesma President - Strategy & Administration	2023	390,375	—	3,566,162	1,561,120	275,815	—	92,355	5,885,827
	2022	385,000	—	449,984	—	102,969	6,199	108,933	1,053,085
Nicholas (Marco) Miller Chief Operation Officer	2023	312,514	—	1,912,303	834,599	198,686	—	8,889	3,266,991
	2022	308,431	3,540	144,997	—	77,817	—	8,328	543,113
(1)	Includes amounts contributed by the executive to the 2010 Deferred Plan and relevant 401(k) plan accounts.
(2)
The Company previously reported in this column the portion of the deferred compensation account for Mr. Bennett that vested during fiscal year 2022. We have updated our reporting to exclude such amounts and, in accordance with SEC disclosure rules, will report the amounts credited to the NEOs’ deferred compensation accounts for the applicable year, whether vested or unvested, as All Other Compensation. As a result of such change, the fiscal year 2022 “Bonus” amount has been updated to exclude $141,000 for Mr. Bennett, which reflected the portion of the deferred compensation account that vested during the year. This column shows a discretionary bonus payout with respect to Mr. Miller for fiscal year 2022.

(3)
Share awards consist of restricted stock unit, performance stock unit and option awards granted under the LTIP during fiscal year 2023. Share awards also consist of Flex RSUs granted during fiscal year 2022 with respect to Flex’s ordinary shares under the Flex 2017 Plan. The amounts in this column do not reflect compensation actually received by our NEOs, nor do they reflect the actual value that will be realized by our NEOs. Instead, the amounts reflect the grant date fair value as determined by a nationally recognized third-party valuation firm in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) in the case of restricted stock unit, performance stock unit and option awards granted under the LTIP. The fair value of such performance stock units is estimated on the date of grant using a Monte Carlo simulation model. With respect to option awards under the LTIP, notwithstanding such third-party valuation, pursuant to the terms of the LLC Agreement (as defined below), the Company used an assumed equity value of $21.00 per unit for purposes of each option exercise price. Such value was based on the per unit price TPG paid for the LLC Preferred Units (as defined below) acquired prior to our IPO, after giving effect to a reverse split effective January 30, 2023. The grant date value of the performance stock units granted to the NEOs in fiscal year 2023 assuming the maximum level of performance conditions will be achieved is $6,120,638 for Mr. Shugar, $1,780,829 for Mr. Bennett, $3,780,890 for Mr. Wenger, $3,780,890 for Mr. Ledesma and $2,027,448 for Mr. Miller. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of the restricted stock unit, performance stock unit and option awards, see Note 7 in the notes to the consolidated financial statements included elsewhere in this Proxy Statement. Similarly, the amounts in this column reflect the grant date fair value for Flex RSUs granted under the Flex 2017 Plan in fiscal year 2022 and are calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of Flex RSUs granted under the Flex 2017 Plan, see Note 5 in the notes to Flex’s audited consolidated financial statements, “Share-based compensation,” included in its Annual Report on Form 10-K with respect to the fiscal year ended March 31, 2023.

(4)
The amounts in this column represent incentive cash bonuses earned by our NEOs for the relevant year. For additional information, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Short-term incentive bonuses” of this Proxy Statement.

(5)
The amounts in this column represent the above-market earnings on the 2010 Deferred Plan accounts for certain of our NEOs. None of our NEOs participated in any defined benefit or actuarial pension plans in any period presented. In our Form S-1 registration statement on February 8, 2023 relating to our IPO, the Company reported above-market earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column on the portion of the deferred compensation accounts that were vested during the year rather than reporting such earnings on the entire vested and unvested deferred compensation accounts. In accordance with SEC disclosure rules, the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for fiscal year 2022 has been updated as follows to reflect the above-market earnings with respect to the deferred compensation accounts during fiscal year 2022, regardless of whether such amounts were vested or unvested. For fiscal year 2022, the amounts reported are $47 for Mr. Shugar, $45,897 for Mr. Bennett and $6,199 for Mr. Ledesma. See the Nonqualified Deferred Compensation in Fiscal Year 2023 table of this Proxy Statement for additional information.

(6)	The following table provides a breakdown of compensation included in the “All Other Compensation” column for fiscal year 2023:
Name	401(k) Match Expenses/ Social Security ($)(1)	Medical / Enhanced Long- Term Disability ($)(2)	Total ($)
Daniel Shugar	97,692	2,356	100,048
David Bennett	144,451	1,641	146,092
Howard Wenger	107,372	2,448	109,820
Bruce Ledesma	90,034	2,321	92,355
Nicholas (Marco) Miller	8,889	—	8,889
(1)
The amounts in this column represent Flex’s and Nextracker’s regular employer matching contributions to the relevant 401(k) plan accounts for our NEOs and employer contributions (i.e., deferred cash awards) to the applicable NEO deferral accounts under the 2010 Deferred Plan.

•
401(k) contributions for Messrs. Shugar, Bennett, Ledesma and Miller were $15,132, $15,538, $13,442 and $8,889, respectively (Mr. Wenger did not participate in the relevant 401(k) programs in fiscal year 2023).

•	Deferred compensation plan awards for Messrs. Shugar, Bennett, Wenger and Ledesma were $82,560, $128,913, $107,372 and $76,592, respectively.
•
As noted above, in our Form S-1 registration statement on February 8, 2023 relating to our IPO, the Company reported in the “Bonus” column the portion of the deferred compensation accounts that vested during the year rather than reporting in the Summary Compensation Table the portion that was credited to the deferral account for the year. In accordance with SEC disclosure rules, the “All Other Compensation” column for fiscal year 2022 has been updated as follows to reflect the amounts credited to the deferred compensation accounts during fiscal year 2022, regardless of whether such amounts were vested or unvested. For fiscal year 2022, the amounts credited were $103,750 for Mr. Shugar, $157,500 for Mr. Bennett and $96,250 for Mr. Ledesma.

(2)
The amounts in this column represent Flex’s contribution to the executive long-term disability program, for the benefit of Messrs. Shugar, Bennett, Wenger and Ledesma, which executive program provides additional benefits beyond the basic employee long-term disability program.

Grants of plan-based awards in fiscal year 2023
The following table presents information about restricted stock unit, performance stock unit and option awards granted to our NEOs under the LTIP (these awards were originally based in units relating to the LLC, and in connection with our IPO, the awards became share-based awards relating to Class A common stock of Nextracker Inc.). There were no grants of awards under the Flex 2017 Plan to our NEOs during fiscal year 2023.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares of Stock or Units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of option awards ($/Sh)(4)	Grant Date Fair Value of Shares and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel Shugar	4/6/2022	—	—	—	49,201	132,976	265,952	—	—	—	3,060,319
	4/6/2022	—	—	—	—	—	—	132,976	—	—	2,712,710
	4/6/2022	—	—	—	—	—	—	—	398,571	$21.00	2,512,800
	4/6/2022	70,650	235,500	471,000	—	—	—	—	—	—	—
David Bennett	4/6/2022	—	—	—	14,315	38,690	77,380	—	—	—	890,414
	4/6/2022	—	—	—	—	—	—	38,690	—	—	789,276
	4/6/2022	—	—	—	—	—	—	—	119,048	$21.00	750,541
	4/6/2022	65,513	218,375	436,750	—	—	—	—	—	—	—
Howard Wenger	4/6/2022	—	—	—	30,393	82,143	164,286	—	—	—	1,890,445
	4/6/2022	—	—	—	—	—	—	82,143	—	—	1,675,717
	4/6/2022	—	—	—	—	—	—	—	247,619	$21.00	1,561,120
	4/6/2022	60,000	200,000	400,000	—	—	—	—	—	—	—
Bruce Ledesma	4/6/2022	—	—	—	30,393	82,143	164,286	—	—	—	1,890,445
	4/6/2022	—	—	—	—	—	—	82,143	—	—	1,675,717
	4/6/2022	—	—	—	—	—	—	—	247,619	$21.00	1,561,120
	4/6/2022	60,000	200,000	400,000	—	—	—	—	—	—	—
Nicholas (Marco) Miller	4/6/2022	—	—	—	16,298	44,048	88,096	—	—	—	1,013,724
	4/6/2022	—	—	—	—	—	—	44,048	—	—	898,579
	4/6/2022	—	—	—	—	—	—	—	132,381	$21.00	834,599
	4/6/2022	42,234	144,113	288,226	—	—	—	—	—	—	—
(1)
These amounts show the range of possible payouts under the cash incentive programs for fiscal year 2023. The maximum payment represents 200% of the target payment. The threshold payment represents 30% of target payout levels. For the short-term incentive bonus plan, the amounts actually earned for fiscal year 2023 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Short-term incentive bonuses” of this Proxy Statement.

(2)
These amounts show the range of estimated future vesting of the performance stock unit awards granted in fiscal year 2023 under the LTIP. These awards cliff vest after a three-year performance period, provided that the NEO continues to remain employed on the vesting date. Vesting is based on performance that is measured over three distinct measurement periods with respect to three separate tranches of performance stock units under the awards (the first measurement period relates to fiscal year 2023, the second measurement period relates to fiscal year 2024, and the third measurement period relates to fiscal year 2025). The measurement period for fiscal year 2023 was subject to performance criteria that was based on the financial metrics of our annual short-term incentive program (i.e., excluding the executive milestones component). With respect to the measurement period that relates to fiscal year 2024 and the measurement period that relates to fiscal year 2025, (i) 50% of the performance criteria will be modeled on our short-term incentive program, and (ii) 50% of the performance criteria will relate to our TSR relative to the companies that generally comprise the MAC Global Solar Energy Stock Index (https://macsolarindex.com/stocks-in-the-index) as of April 1st of the year of the applicable measurement period (the “TSR Component”). The maximum payout for each NEO represents 200% of the target payout. The threshold payout for each NEO for the performance criteria that relates to our short-term incentive program is generally based on the threshold payout levels under such program. The threshold payout for each NEO for the performance criteria that relates to the TSR Component is 50% of the TSR Component’s target payout. For additional information, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Long-term incentive compensation” of this Proxy Statement.

(3)	This column shows the number of service-based restricted stock unit awards granted in fiscal year 2023 under the LTIP. For each NEO,

the restricted stock units vest in three annual installments at the rate of 30%, 30% and 40%, respectively, per year, provided that the NEO continues to remain employed on the vesting dates. For additional information, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Long-term incentive compensation” of this Proxy Statement.
(4)
This column shows the number of option shares granted pursuant to option awards in fiscal year 2023 under the LTIP. These awards cliff vest after a four-year performance period, provided that the NEO continues to remain employed on the vesting date. Vesting is based on the extent to which our CAGR equals or exceeds certain specified percentages at the end of the performance period relative to our equity valuation of $3 billion as of the beginning of the performance period. For additional information, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Long-term incentive compensation” of this Proxy Statement.

(5)
This column shows the grant date fair value of restricted stock unit awards, performance stock units and stock option awards under the LTIP under FASB ASC Topic 718 granted to our NEOs in fiscal year 2023. The grant date fair value is the amount that will be expensed in Nextracker’s financial statements over the awards’ vesting schedule. For restricted stock units, the grant date fair value reflects the determination by a nationally recognized third-party valuation firm in accordance with FASB ASC Topic 718 as of the grant date. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of the restricted stock unit, performance stock unit and option awards, see Note 7 in the notes to our audited combined financial statements, “Stock-based compensation,” included elsewhere in this Proxy Statement.

Outstanding equity awards at 2023 fiscal year-end
The following tables separately present information regarding the outstanding equity awards held by our NEOs under the LTIP and the Flex 2017 Plan as of March 31, 2023. The table relating to Nextracker shows information that specifically relates to the outstanding restricted stock unit, performance stock unit and option awards held by our NEOs under the LTIP. The table relating to Flex shows information that specifically relates to the outstanding awards of Flex RSUs, Flex PSUs and Flex options held by our NEOs under the LTIP. The market value of the share awards is based on the closing price of Nextracker’s Class A common stock or Flex’s ordinary shares, as applicable, as of March 31, 2023, which was $36.26 or $23.01, respectively. For additional information on our equity incentive programs, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Long-term incentive compensation” of this Proxy Statement.
Nextracker – LTIP:
With respect to performance stock unit awards described below (and referred to as PSUs below), the number of unearned shares and the market values shown assume all performance criteria are met at target based on performance through March 31, 2023.
	Option Awards					Share Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Shugar	—	—	398,571(1)	21	3/15/2027	—	—	—	—
	—	—	—	—	—	132,976(2)	4,821,710	—	—
	—	—	—	—	—	63,750(3)	2,311,575	—	—
	—	—	—	—	—	—	—	93,083(4)	3,375,190
David Bennett	—	—	119,048(1)	21	3/15/2027	—	—	—	—
	—	—	—	—	—	38,690(2)	1,402,899	—	—
	—	—	—	—	—	18,548(3)	672,565	—	—
	—	—	—	—	—	—	—	27,083(4)	982,030

	Option Awards					Share Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard Wenger	—	—	247,619(1)	21	3/15/2027	—	—	—	—
	—	—	—	—	—	82,143(2)	2,978,505	—	—
	—	—	—	—	—	39,380(3)	1,427,926	—	—
	—	—	—	—	—	—	—	57,500(4)	2,084,950
Bruce Ledesma	—	—	247,619(1)	21	3/15/2027	—	—	—	—
	—	—	—	—	—	82,143(2)	2,978,469	—	—
	—	—	—	—	—	39,380(3)	1,427,926	—	—
	—	—	—	—	—	—	—	57,500(4)	2,084,950
Nicholas (Marco) Miller	—	—	132,381(1)	21	3/15/2027	—	—	—	—
	—	—	—	—	—	44,048(2)	1,597,180	—	—
	—	—	—	—	—	21,117(3)	765,702	—	—
	—	—	—	—	—	—	—	30,833(4)	1,118,005
(1)
Represents stock options that vest between 0% and 100% based on our equity valuation achieving certain compounded annual growth rates in excess of an initial valuation of $3 billion over the four-year period beginning April 1, 2022 and ending March 31, 2026, with the ending valuation based on the average of our closing prices on the previous twenty (20) trading days prior to March 31, 2026, subject to the applicable NEO’s continued service through March 31, 2026.

(2)
Represents service-based restricted stock units (“RSUs”). The RSUs vest 30% on April 1, 2023, 30% on April 1, 2024, and the remainder on April 1, 2025, subject to the NEO’s continued service through the relevant vesting date.

(3)
Represents RSUs which have been earned with respect to outstanding performance stock units (“PSUs”), which were earned upon the certification by our Board of Directors of the level of achievement of the performance metrics applicable to the PSUs for the performance period from April 1, 2022 to March 31, 2023. These earned PSUs were earned at a level of 159.8% of target. For additional information regarding the vesting of the PSUs, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Long-term incentive compensation” of this Proxy Statement. The earned PSUs will service-vest on March 31, 2025, subject generally to the NEO’s continued employment through such date.

(4)
Represents the target PSUs that remain outstanding and subject to performance criteria. A portion of the target PSUs will vest based on the achievement of performance criteria for the measurement period beginning on April 1, 2023 and ending on March 31, 2024, and the remaining PSUs will vest based on the achievement of performance criteria for the measurement period beginning on April 1, 2024 and ending on March 31, 2025. For additional information regarding the vesting of the PSUs, see the section titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Long-term incentive compensation” of this Proxy Statement.

Flex – Flex 2017 Plan:
With respect to the Flex PSUs described below, the number of unearned shares and the market values shown assume all performance criteria are met at maximum based on performance through March 31, 2023.
				Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Daniel Shugar	8,673(3)	199,566	—	—
	—	—	17,345(8)	399,101
	20,518(3)	472,119	—	—
	32,491(4)	747,616	—	—
David Bennett	5,534(5)	127,337	—	—
	—	—	13,045(8)	300,158
	6,523(5)	150,094	—	—
	15,551(5)	357,829	—	—
	24,436(4)	562,271	—	—
Bruce Ledesma	9,788(6)	225,222	—	—
	—	—	14,191(8)	326,527
	7,096(6)	163,279	—	—
	16,788(6)	386,292	—	—
	26,583(4)	611,667	—	—
Nicholas (Marco) Miller	2,766(7)	63,646	—	—
	3,469(7)	79,822	—	—
	5,410(7)	124,484	—	—
(1)	This column includes Flex PSUs granted in fiscal year 2021 under the Flex 2017 Plan which vesting is based on Flex’s TSR relative to the return of the S&P 500 Index.
(2)	The projected payouts for Flex PSUs for the 2020-2023 performance cycle are reported at maximum.
(3)	8,673 shares vest on June 19, 2023; and 10,259 shares vest on each of June 30, 2023 and June 30, 2024.
(4)	Actual payout for Year 1 and Year 2 relative total shareholder return (“rTSR”) Flex PSUs (“rTSR Flex PSUs”) to vest on June 3, 2023.
(5)	5,534 shares vest on June 11, 2023; 6,523 shares vest on June 3, 2023; and 7,775 and 7,776 shares vest on each of June 9, 2023 and June 9, 2024, respectively.
(6)	9,788 shares vest on May 31, 2023; 7,096 shares vest on June 19, 2023; and 8,394 shares vest on each of June 30, 2023 and June 30, 2024.
(7)	2,766 shares vest on June 14, 2023; 3,469 shares vest on June 19, 2023; and 2,705 shares vest on each of June 30, 2023 and June 30, 2024.
(8)	Remaining TSR Flex PSUs vest on June 3, 2023 assuming a maximum payout.
Shares vested in fiscal year 2023
The following tables present information regarding, as applicable, (i) exercises of stock option awards, including the number of shares acquired upon exercise and the value realized and the number of shares the outstanding equity awards held by our NEOs under the LTIP and the Flex 2017 Plan as of March 31, 2023, and (ii) the number of shares acquired upon the vesting of share-based awards and the value realized, in each case before payment of any applicable withholding tax and broker commissions under the LTIP and the Flex 2017 Plan as of March 31, 2023. The table relating to Nextracker shows information that specifically relates to the outstanding service-based restricted stock unit, performance-based stock unit and option awards held by our NEOs under the LTIP. The table relating to Flex shows information that specifically relates to the outstanding awards of Flex RSUs, Flex PSUs and Flex options held by our NEOs under the LTIP. In fiscal year 2023, no Nextracker awards vested or were exercised.

Nextracker – LTIP:
The following table, as a general matter, would present information for each of our NEOs regarding the number of shares acquired upon the vesting of share awards under the LTIP for the relevant fiscal year and the value realized, in each case before payment of any applicable withholding tax and broker commissions. None of the awards issued to our NEOs under the LTIP vested during fiscal year 2023.
	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Daniel Shugar	—	—	—	—
Howard Wenger	—	—	—	—
David Bennett	—	—	—	—
Bruce Ledesma	—	—	—	—
Flex – Flex 2017 Plan:
The following table presents information for each of our NEOs regarding the number of shares acquired upon the vesting of share awards in the form of Flex RSUs and Flex PSUs during fiscal year 2023 and the value realized, in each case before payment of any applicable withholding tax and broker commissions. There were no option exercises by our NEOs in 2022 and the NEOs do not hold any unexercised options with respect to Flex ordinary shares.
	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel Shugar	25,686	387,458
David Bennett	67,842	1,072,026
Bruce Ledesma	25,276	394,596
Nicholas (Marco) Miller	8,938	133,957
(1)
The amounts in this column reflect the aggregate dollar amount realized upon the vesting of Flex RSUs and Flex PSUs, determined by multiplying the number of Flex’s ordinary shares underlying such awards by the market value of the underlying shares on the vesting date.

Pension benefits in fiscal year 2023
Our NEOs do not receive any compensation in the form of pension benefits.
Nonqualified deferred compensation in fiscal year 2023
During fiscal year 2023, certain of our NEOs participated in the 2010 Deferred Plan. Flex’s deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Under the 2010 Deferred Plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. Flex may make a discretionary matching contribution for these deferrals to reflect limitations on the matching contribution under Flex’s 401(k) plan. Under this plan, Flex may also make annual employer contributions, in amounts up to 37.5% of Mr. Bennett’s base salary and 25% of Messrs. Shugar’s, Wenger’s and Ledesma’s base salaries, which will cliff vest after four years. For these annual contributions, 50% of the funding is paid as a percentage of base salary and the remaining 50% is performance-based, up to a maximum of 150%. This aligns to the distribution of performance and time-based elements in Flex’s long-term compensation programs. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by a participant or an investment manager on behalf of each participant. Participants in the 2010 Deferred Plan may receive their vested deferred compensation balances upon termination of employment at such time as is specified in their deferral agreements, which may include a lump sum payment or installment payments made over a period of years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years.

In connection with Flex’s deferred compensation program, Flex has entered into trust agreements providing for irrevocable trusts into which Flex deposits cash or other assets, equal to the aggregate amount required to be credited to the participants’ deferral accounts, less any applicable taxes to be withheld. The deferred account balances of the participants in the deferred compensation program are unfunded and unsecured obligations of Flex, receive no preferential standing and are subject to the same risks as any of our other general obligations.
For a discussion of the contributions granted to each of our NEOs and their vesting terms, including vesting upon the executive’s termination or a change of control of Flex, see the sections of this Proxy Statement titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Deferred compensation awards” and “Executive compensation—Potential payments upon termination or change of control.”
The following table presents information for fiscal year 2023 regarding, as applicable: (i) contributions to our NEOs’ deferred compensation plan accounts that are made by the executive; (ii) contributions to our NEOs’ deferred compensation plan accounts that are made by Flex; (iii) aggregate earnings (or losses) on our NEOs’ deferred compensation plan accounts; (iv) aggregate withdrawals and distributions from our NEOs’ deferred compensation plan accounts; and (v) our NEOs’ deferred compensation plan account balances as of the end of the fiscal year.
Nonqualified deferred compensation table
Name	Executive contributions in last fiscal year ($)(1)	Employer contributions in last fiscal year ($)(2)	Aggregate earnings (losses) in last fiscal year ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at fiscal year-end ($)(4)
Daniel Shugar	—	82,560	7,582	—	312,368
David Bennett	29,919	128,913	(78,783)	118,686	1,387,311
Howard Wenger	—	107,372(5)	2,399	—	109,771
Bruce Ledesma	—	76,592	(17,786)	—	337,708
Nicholas (Marco) Miller	—	—	—	—	—
(1)	Reflects the salary payments deferred by our NEOs during the fiscal year. These amounts are included in the Summary Compensation Table under the “Salary” column, as applicable.
(2)
These amounts represent Flex’s employer contributions under the 2010 Deferred Plan. These amounts cliff vest after four years. None of these amounts have vested under this plan as of March 31, 2023. For additional information on these amounts and their vesting terms, including vesting upon the executive’s termination or change of control of Flex, see the sections of this Proxy Statement titled “Compensation discussion and analysis—Compensation-setting process and fiscal year 2023 executive compensation—Deferred compensation awards” and “Executive compensation—Potential payments upon termination or change of control.”

(3)
Reflects earnings (or losses) for each NEO on both the vested and unvested portions of the executive’s deferred compensation account(s). The above-market portion of the earnings on the vested portion of the executive’s deferred compensation account(s) is included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.

(4)
The amounts in this column include the following unvested balances related to the respective 2010 Deferred Plan account of the NEOs: Daniel Shugar—$312,368; David Bennett—$511,508; Howard Wenger—$109,771; and Bruce Ledesma—$337,708.

(5)	Amount includes Howard Wenger’s employer contribution of $96,250 that was funded in July 2022 and previously reported in our Form S-1 registration statement on February 8, 2023 relating to our IPO.
Potential payments upon termination or change of control
As described in the section titled “Compensation discussion and analysis” of this Proxy Statement, our NEOs do not have employment agreements with us, nor do we currently have any severance plan or program in place for our NEOs. With respect to fiscal year 2023, our NEOs were eligible for certain termination and change of control benefits under the Standard Severance Program, the Executive Severance Program, the LTIP, the 2010 Deferred Plan and under the Flex 2017 Plan, as applicable. The following descriptions separately present information regarding termination and change in control benefits under the relevant programs of Flex and Nextracker.
Acceleration of vesting of equity awards—LTIP. The number of unvested equity awards under the LTIP held by each NEO as of March 31, 2023 is listed above in the Outstanding Equity Awards at 2023 Fiscal

Year-End table. The LTIP provides certain benefits to plan participants in the event of the termination of such participant’s employment or a change of control of Nextracker. The terms of these benefits are described below.
•	Treatment of certain awards upon retirement. Subject to any waiver by the C&P Committee, all unvested awards granted under the LTIP will be forfeited if the NEO’s employment ceases due to retirement.
•	Treatment of certain awards upon death or disability.
Pursuant to the award agreement relating to performance stock units granted under the LTIP, if an NEO ceases to provide services to Nextracker due to death or disability, then certain portions of the awards will vest or remain eligible to vest depending on whether the relevant one-year measurement period within the three-year performance period under such awards has commenced. If such measurement period has commenced and is completed at the time of the termination of service due to death or disability, then the performance stock units attributable to such measurement period will vest on the date of such termination (contingent on the prior attainment of the applicable performance criteria). If the measurement period has commenced, but is not completed at the time of the termination of service due to death or disability, then the performance stock units attributable to such measurement period will vest, if at all, on a pro-rata basis at the close of such measurement period (contingent on the future attainment of the applicable performance criteria).
Pursuant to the award agreement relating to option awards under the LTIP, if an NEO ceases to provide services to Nextracker and its affiliates due to death or disability, then a pro-rata amount of the then-unvested options will remain eligible to vest (contingent on the future attainment of the applicable performance criteria) and, if applicable, be exercisable until the expiration date for the options on March 15, 2027.
•	Accelerated vesting upon a change of control.
Pursuant to the award agreement relating to option awards under the LTIP, in the event of a change of control (as defined in the option award), any then-unvested options will (i) be fully vested (contingent on the attainment of the applicable performance criteria relating, in the case of a change of control, to the implied equity value of Nextracker) and, if applicable, (ii) be exercisable until the expiration date for the options on March 15, 2027.
In addition, the LTIP includes change in control protections, in the event of a change of control (as defined in the LTIP) in which the relevant awards are not converted, assumed or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, and in such event, such awards will automatically vest and become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.
The consummation of this offering and the transactions contemplated in connection therewith are not expected to constitute a change in control of Nextracker.

The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO under Nextracker’s compensation and benefit plans in the event of a change of control or upon a qualifying termination of employment (i.e., involuntary termination without cause, retirement, death or disability), including the accelerated vesting of performance stock unit and option awards under the LTIP. It is assumed for purposes of the following table that the LTIP is not assumed by the successor company in connection with the change of control. Additionally, calculations for the applicable tables further assume that the triggering event took place on March 31, 2023, the last business day of Nextracker’s 2023 fiscal year, and are based on the closing price per share of Nextracker’s Class A common stock on such date, which was $36.26.
Name	Change in control and assumption of awards ($)	Change in control and no assumption of award ($)	Involuntary termination without cause or voluntary termination for good reason ($)	Retirement ($)	Death or disability ($)(1)
Daniel Shugar
Vesting of Stock Options	6,082,193	6,082,193	—	—	1,520,548
Vesting of RSUs	—	4,821,710	—	—	1,446,513
Vesting of PSUs	—	4,821,710	—	—	2,311,575
Total	6,082,193	15,725,613	—	—	5,278,636
David Bennett
Vesting of Stock Options	1,816,672	1,816,672	—	—	454,168
Vesting of RSUs	—	1,402,899	—	—	420,870
Vesting of PSUs	—	1,402,899	—	—	672,565
Total	1,816,672	4,622,471	—	—	1,547,603
Howard Wenger
Vesting of Stock Options	3,778,666	3,778,666	—	—	944,666
Vesting of RSUs	—	2,978,505	—	—	893,552
Vesting of PSUs	—	2,978,505	—	—	1,427,926
Total	3,778,666	9,735,676	—	—	3,266,144
Bruce Ledesma
Vesting of Stock Options	3,778,666	3,778,666	—	—	944,666
Vesting of RSUs	—	2,978,505	—	—	893,552
Vesting of PSUs	—	2,978,505	—	—	1,427,926
Total	3,778,666	9,735,676	—	—	3,266,144
Nicholas (Marco) Miller
Vesting of Stock Options	2,020,134	2,020,134	—	—	505,034
Vesting of RSUs	—	1,597,180	—	—	479,154
Vesting of PSUs	—	1,597,180	—	—	765,702
Total	2,020,134	5,214,495	—	—	1,749,890
(1)	Pro-rata vesting to apply based on the period of service, relative to the applicable measurement period.
Flex Programs
Acceleration of vesting of deferred compensation—2010 Deferred Plan. If the employment of any participant in the 2010 Deferred Plan is involuntarily terminated without cause or is terminated by the executive with good reason within two years following a change of control (as defined in the 2010 Deferred Plan), a portion of the unvested balance of the deferred compensation account of such participant will vest. In addition, continued vesting of the deferred compensation account that is attributable to 2020 incentive accruals will apply in the event of a participant’s qualifying retirement (with “retirement” meaning a voluntary termination of service after the participant has attained the age 55 and completed at least 5 years of service as an employee with respect to Flex and its affiliates, with such years of age and service totaling at least 65).

Acceleration of vesting of equity awards—Flex 2017 Plan. The number of unvested equity awards under the Flex 2017 Plan held by each NEO as of March 31, 2023 is listed above in the Outstanding Equity Awards at 2023 Fiscal Year-End table. The Flex 2017 Plan provides certain benefits to plan participants in the event of the termination of such participant’s employment or a change of control of Flex. The terms of these benefits are described below.
•
Treatment of certain awards upon retirement. In general and subject to any waiver by the Flex C&P Committee, all unvested Flex RSU awards held by an NEO will be forfeited if the NEO’s employment ceases for any reason. However, certain award agreements granted under the Flex 2017 Plan provide for continued vesting on the vesting dates specified in such award agreements in the event that an NEO’s employment ceases due to a qualifying retirement. Such continued vesting has applied traditionally with respect to Flex PSUs granted prior to fiscal year 2021 (on a pro-rata basis and contingent on attainment of the applicable performance criteria) with “retirement” meaning a voluntary termination of service after the NEO has attained the age 60 and completed at least 10 years of service as an employee with respect to Flex and its affiliates. Beginning in fiscal year 2021, Flex RSU and Flex PSU awards granted receive continued vesting upon retirement, with “retirement” meaning a voluntary termination of service after the NEO has attained the age 55 and completed at least 5 years of service as an employee with respect to Flex and its affiliates, with such years of age and service totaling at least 65. At the current time, Mr. Shugar is the only NEO that satisfies the retirement criteria.

•
Treatment of certain awards upon death or disability. Certain award agreements for Flex RSUs and Flex PSUs granted under the Flex 2017 Plan starting in June 2020 provide that if an NEO ceases to provide services to Flex due to death or disability, then the awards thereunder will accelerate after the qualifying termination. In such circumstances, (i) Flex RSUs will immediately vest and (ii) Flex PSUs will immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.

•
Double-trigger vesting upon a change of control. The Flex 2017 Plan includes “double trigger” features, meaning that unvested Flex RSU awards vest immediately only if (i) there is a change of control of Flex and (ii)(x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) if provided by the Flex C&P Committee, the service of the award recipient is involuntarily terminated within a designated period following the effective date of such change of control, as described below.

Under the terms of the Flex 2017 Plan, unless otherwise provided in the applicable award agreement or other agreement between Flex and an NEO, in the event of a change of control of Flex (as defined in the Flex 2017 Plan) in which the NEO’s awards are not converted, assumed or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.
Where awards under the Flex 2017 Plan are assumed or continued after a change of control, the Flex C&P Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service within a designated period (not to exceed eighteen (18) months) following the effective date of such change of control. If the Flex C&P Committee so determines, immediately upon an involuntary termination of service following a change of control, all forfeiture restrictions on such award will lapse.

Flex Severance Program. On August 20, 2015, Flex adopted the Severance Plan for Job Grade 34 and Severance Plan for Job Grades 32-33 (collectively, referred to above as the “Standard Severance Program”), and on January 17, 2019 the Flex C&P Committee adopted the Flex Ltd. Executive Severance Plan (referred to above as the “Executive Severance Program”). During fiscal year 2023, our NEOs participated in these programs (collectively the “Flex Severance Program”), with the severance benefits as outlined in the following table:
Severance plan	Participants	Severance benefit provided	Severance trigger
Severance Plan for Job Grade 34	Daniel Shugar, Bruce Ledesma and Howard Wenger
• 16 weeks base pay, plus 3 weeks of base pay for each full year of service, with the total benefit capped at 12 months

• Bonus for completed performance periods, if termination occurs between end of performance period and payment date
• Involuntary termination related to a reduction in force, job elimination or facility closure

Severance Plan for Job Grades 31-33	Nicholas (Marco) Miller
• 12 weeks base pay, plus 2 weeks of base pay for each full year of service, with the total benefit capped at 6 months

• Bonus for completed performance periods, if termination occurs between end of performance period and payment date

Flex Ltd. Executive Severance Plan	David Bennett	• Described below	• Described below
Under the Standard Severance Program, the NEO will receive the benefits described above, subject to the NEO entering into and complying with a Severance Agreement in a form provided by Flex.
Under the Executive Severance Program, in the event of an involuntary termination of employment without “cause” or a voluntary termination for “good reason” (each such term as defined in the Executive Severance Program), the participant will receive the following benefits, subject to the participant entering into and complying with a Transition Agreement in a form provided by Flex:
•	continuation of base salary and benefits coverage during the transition period provided in the Transition Agreement and pro rata payment of annual bonus;
•	continued vesting of Flex RSUs, Flex PSUs and ECC awards under the 2010 Deferred Plan during the transition period; and
•	following the transition period, accelerated vesting of Flex RSUs and ECC awards under the 2010 Deferred Plan that would have vested during the one-year period following the transition period.
During the transition period, the participant will be required to discharge his or her transition duties and comply with other terms and conditions to be set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights for Flex.
There are no tax gross-ups in any of the severance plans.

The consummation of this offering and the transactions contemplated in connection therewith are not expected to constitute a change in control of Flex.
Potential payments upon termination or change of control as of March 31, 2023
The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO under Flex’s compensation and benefit plans in the event of a change of control or upon a qualifying termination of employment (i.e., involuntary termination without cause, retirement, death or disability), including the accelerated vesting of Flex RSUs and Flex PSUs under the Flex 2017 Plan. However, the following table does not include potential payouts of vested benefits under the 2010 Deferred Plan. It is assumed for purposes of the following table that the Flex 2017 Plan is not assumed by the successor company in connection with the change of control. Additionally, calculations for the applicable tables further assume that the triggering event took place on March 31, 2023, the last business day of Nextracker’s and Flex’s 2023 fiscal year, and are based on the closing price per share of Flex’s ordinary shares on such date, which was $23.01.
Name	Change in control with termination ($)	Change in control and no assumption of award ($)(1)	Involuntary termination without cause or voluntary termination for good reason ($)(2)	Retirement ($)(3)	Death or disability(4)
Daniel Shugar
Base Pay Severance(5)	863,000	—	863,000	—	—
Benefits Continuation(5)	—	—	—	—	—
Bonus Severance(6)	324,772	—	324,772	324,772	324,772
Vesting of Deferred Compensation(7)	229,811	—	122,493	252,499	252,499
Vesting of Service-based RSUs(8)	671,685	671,685	—	671,685	671,685
Vesting of Performance-based RSUs(8)(9)	598,651	598,651	—	—	—
Pro Rata Vesting of PSUs	—	—	—	563,124(9)	890,986
Total	2,687,919	1,270,336	1,310,265	1,812,080	2,139,942
David Bennett
Base Pay Severance(5)	470,000	—	470,000	—	—
Benefits Continuation(5)	21,026	21,026	—	—	—
Bonus Severance(6)	301,000	—	301,000	—	301,000
Vesting of Deferred Compensation(7)	378,646	—	233,806	384,583	384,563
Vesting of Service-based RSUs(8)	635,260	635,260	635,260	—	635,260
Vesting of Performance-based RSUs(8)	450,237	450,237	450,237	—	—
Pro Rata Vesting of PSUs	—	—	—	—	670,714
Total	2,256,169	1,085,497	2,111,329	384,513	1,991,537
Howard Wenger
Base Pay Severance(5)	184,519	—	184,519	—	—
Benefits Continuation(5)	—	—	—	—	—
Bonus Severance(6)	275,815	—	275,815	—	275,815
Vesting of Deferred Compensation(7)	—	—	110,660	110,660	110,660
Vesting of Service-based RSUs(8)	—	—	—	—	—
Vesting of Performance-based RSUs(8)(9)	—	—	—	—	—
Pro Rata Vesting of PSUs	—	—	—	—	—
Total	460,334	—	570,994	110,660	386,475
Bruce Ledesma
Base Pay Severance(5)	242,788	—	242,788	—	—
Benefits Continuation(5)	—	—	—	—	—
Bonus Severance(6)	275,815	—	275,815	—	275,815
Vesting of Deferred Compensation(7)	265,281	—	174,262	225,816	225,816

Name	Change in control with termination ($)	Change in control and no assumption of award ($)(1)	Involuntary termination without cause or voluntary termination for good reason ($)(2)	Retirement ($)(3)	Death or disability(4)
Vesting of Service-based RSUs(8)	774,793	774,793	—	—	774,793
Vesting of Performance-based RSUs(8)(9)	489,791	489,791	—	—	—
Pro Rata Vesting of PSUs	—	—	—	—	728,133
Total	2,048,468	1,264,584	692,865	225,816	2,004,557
Nicholas (Marco) Miller
Base Pay Severance(3)	197,500	—	197,500	—	—
Benefits Continuation(5)	—	—	—	—	—
Bonus Severance(3)	198,686	—	198,686	—	198,686
Vesting of Deferred Compensation(7)	—	—	—	—	—
Vesting of Service-based RSUs(4)	—	267,952	—	—	267,952
Vesting of Performance-based RSUs(8)(9)	—	—	—	—	—
Pro Rata Vesting of PSUs	—	—	—	—	—
Total	396,186	267,952	396,186	—	466,638
(1)
The amounts shown represent the estimated value of the accelerated vesting of Flex RSUs and Flex PSUs (at target) following a change of control under the terms of the Flex 2017 Plan, which assumes that such awards are not assumed or replaced by the successor corporation or its parent. If such awards are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate; provided, that the Flex C&P Committee may determine that awards under the Flex 2017 Plan may be accelerated if the executive is involuntarily terminated within a certain period (not to exceed 18 months) following a change of control. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of Flex’s ordinary shares on March 31, 2023, the assumed date of the triggering event.

(2)
The amounts shown represent the estimated value of amounts payable under the Flex Severance Program subject to the participant entering into and complying with a Severance Agreement or Transition Agreement, as applicable.

(3)
For termination of service due to retirement, (i) Flex RSUs granted starting in June 2020 will continue to vest; (ii) the Flex PSUs will not terminate; and (iii) a pro-rata number of vested shares shall be issued to the executive upon the vesting of the award pursuant to achieving the performance criteria at the end of the original performance period. The amounts reported assume vesting at 100% of target shares. In addition, Flex RSU awards granted in fiscal year 2022 will remain eligible for continued vesting in the event of a termination of service due to retirement.

(4)
For termination of service due to death or disability, (i) Flex RSUs granted starting in June 2020 will immediately vest in full, and (ii) PSUs granted starting in June 2020 will immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target. The amounts disclosed above are target amounts as the cycles have not yet been completed.

(5)	Reference different severance calculations in the “Flex Severance Program” description above.
(6)	Represents payment of a pro-rated portion of the participant’s annual bonus.
(7)
The amount shown represents the applicable portion of the unvested balance of the executive’s deferred compensation account in the event the executive is terminated: (i) without cause or for good reason within 24 months following a change in control (as defined in the 2010 Deferred Plan), in which case all employer contributions made at least 13 months prior to the termination date will vest, (ii) without cause or for good reason if such termination does not occur in connection with a change in control, in which case normal vesting occurs during a one-year transition period and accelerated vesting applies with respect to a one-year period that follows the transition period, (iii) by reason of retirement, in which case all employer contributions made during or after July 2020 remain eligible to continue vesting, and (iv) by reason of death or disability, in which case all employer contributions made during or after July 2020 are subject to accelerated vesting. No executive’s deferred compensation account will vest upon a change in control.

(8)	Includes Flex RSUs and Flex PSUs that vest between April 1, 2023 to March 31, 2025.
(9)	The amounts shown represent rTSR Flex PSU performance at target through March 31, 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents certain information with respect to our equity compensation plans as of March 31, 2023, as required by Item 201(d) of Regulation S-K under the Exchange Act.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Shareholders	5,977,835(1)	$21.00	6,897,138
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	5,977,835	$21.00	6,897,138
(1)
Included in this amount is the maximum number of Class A shares that may be issued under awards under the 2022 Equity Incentive Plan outstanding as of March 31, 2023, assuming the maximum level of attainment of any applicable performance goals. As of March 31, 2023, the weighted average remaining contractual term of outstanding options was 3.96 years.

STOCK PERFORMANCE GRAPH
Our Class A common stock is listed on Nasdaq under the symbol “NXT”. The transfer agent and registrar for shares of our Class A common stock is Computershare Trust Company, N.A. The stock performance graph below shows our cumulative return for the period from the completion of our initial public offering on February 9, 2023 until March 31, 2023, as compared to the Nasdaq Composite Index and the MAC Global Solar Energy Stock Index (https://macsolarindex.com/stocks-in-the-index). The performance chart assumes (1) $100 was invested at the opening price on February 9, 2023 in shares of Nextracker Inc. Class A common stock, along with $100 in each of the Nasdaq Composite Index and the MAC Global Solar Energy Stock Index and (2) all dividends are reinvested.

160
140
120
100
80
60
40
20
0
Dollars
2/9/2023
2/14/2023
2/19/2023
2/24/2023
3/1/2023
3/6/2023
3/11/2023
3/16/2023
3/21/2023
3/26/2023
3/31/2023
Nextracker
Nasdaq Composite Index
MAC Global Solar Energy Stock Index

PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for fiscal year 2023. The table also provides information on our cumulative TSR, the cumulative TSR of our Peer Group, Net Income and Revenue.
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income(4) ($) (h)	Revenue(5)(6) ($) (i)
					Total Shareholder Return(3) ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)
FY2023	9,178,856	12,042,936	4,592,852	5,630,395	119.04	101.72	121,333,000	1,902,137,000

(1)
Compensation for our PEOs reflects the amounts reported in the “Summary Compensation Table” for the respective years. Our PEO in fiscal year 2023 was Daniel Shugar. Average compensation for non-PEOs in fiscal year 2023 includes the following NEOs: David Bennett, Howard Wenger, Bruce Ledesma and Nicholas (Marco) Miller.

(2)
Compensation actually paid for the PEO and average compensation actually paid for our non-PEO NEOs in fiscal year 2023 reflects the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. The amounts reflected in the table below for the year-over-year change in fair value of equity awards relate solely to Flex equity awards granted to our NEOs in years prior to our IPO in fiscal year 2023. For information regarding the decisions made by our C&P Committee in regards to the PEO’s and our other NEOs’ compensation for fiscal year 2023 following our IPO, see the “Compensation Discussion & Analysis” beginning on page 31.

	PEO FY23	Non-PEOs FY23
Summary Compensation Table Total	9,178,856	4,592,852
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(8,285,829)	(3,857,924)
Plus Fair Value for Awards Granted in the Covered Year	10,394,829	4,837,374
Change in Fair Value of Outstanding Unvested Flex Awards from Prior Years	$844,098	$311,080
Change in Fair Value of Flex Awards from Prior Years that Vested in the Covered Year	$(89,018)	$(252,987)
Less Fair Value of Awards Forfeited during the Covered Year	0	0
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	0	0
Compensation Actually Paid	12,042,936	5,630,395
Fair values set forth in the table above are computed in accordance with FASB ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date or fair values of awards that were forfeited in the covered year, which are valued as of the last day of the year immediately preceding the covered year.
(3)
TSR is cumulative for the measurement periods beginning on the effective date of our IPO on February 9, 2023 and ending on March 31, 2023, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The Peer Group for purposes of this table is the same as our Peer Group as determined under Item 201(e) of Regulation S-K and described in the section titled “Stock Performance Graph.”

(4)	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for the fiscal year ended March 31, 2023.
(5)	The following table sets forth an unranked list of the financial performance measures that we view as the “most important” measures for linking our NEOs’ compensation to performance.
Performance Measure
Revenue*
Adjusted operating profit**
Adjusted free cash flow**
*	Revenue for fiscal year 2023 was limited to Company-specific revenue and does not include revenue from Flex.
**
Adjusted operating profit and adjusted free cash flow are Non-GAAP metrics. See the section titled “Non-GAAP measures” within Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for definitions of Non-GAAP operating income (with respect to the adjusted operating profit performance metrics) and adjusted free cash flow (with respect to the adjusted free cash flow performance metric) and a reconciliation of these Non-GAAP measures to the most comparable GAAP financial measures.

(6)	Represents the Revenue of the Company, as measured by the Company in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

Relationship Between Financial Measures and Compensation Actually Paid
The SEC’s rules require that the pay versus performance disclosure include an unranked list of three to seven performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs to a company’s performance. The table above represents the unranked list of the “most important” financial measures the Company used to align compensation actually paid to our NEOs for FY23 to the Company’s performance. Given our IPO on February 9, 2023, our fiscal year 2023 compensation program does not reflect our normalized, go-forward compensation program design. Beginning in fiscal year 2024, we will implement our go-forward approach to executive compensation, which incorporates additional financial performance measures. Specifically, in addition to continuing to using Revenue to determine payments under our short-term incentive bonus plan and long-term equity incentive program, (i) our short-term incentive bonus plan will continue to use adjusted free cash flow and add adjusted EBITDA as performance metrics to determine payouts of bonuses under the short-term incentive bonus plan and (ii) PSU awards granted to our NEOs for fiscal year 2024 will also be subject to adjusted EBITDA performance metrics, and will further be subject to a relative TSR modifier. We believe these enhancements, as part of our go-forward compensation program commencing with fiscal year 2024, will further strengthen the link between the compensation actually paid to our NEOs and our performance.
Compensation Actually Paid versus TSR and versus Net Income
For the reasons described above, including because we have only been a public company since February 9, 2023, our executive compensation program does not yet link compensation actually paid with our TSR or Net Income.
Compensation Actually Paid versus Revenue
In fiscal year 2023, our Revenue was $1,902,137,000 and the compensation actually paid to our PEO, and the average of our other NEOs, was $12,042,936 and $5,630,395, respectively.
For additional details regarding how Revenue was utilized under our fiscal year 2023 compensation program to link pay with performance, please refer to the Short-Term Incentive Bonuses description starting on page 33.
Relationship Between the Company’s TSR and Peer Group TSR
Our cumulative TSR for the period commencing on February 9, 2023 and ending on March 31, 2023 as reported in the table above was 19.04%. During this same period, the cumulative TSR of the companies in our Peer Group was 1.72%.

DIRECTOR COMPENSATION PROGRAM
Directors who are neither our employees nor employees of Flex, and who are not employees or partners of TPG (together, the “Compensated Directors”) will be eligible to receive compensation for their service on our Board consisting of annual cash retainers. The non-employee directors who are employees of us or Flex, or employees or partners of TPG will not receive compensation for their service as directors. Compensated Directors will receive the following annual retainers for their service on our Board. The retainers will be paid in four equal quarterly installments and prorated for any partial year of service on our Board of Directors:
Position	Retainer ($)
Chairperson	$50,000
Board Member	$65,000
Audit Committee:
Chairperson	$25,000
Committee Member	$12,500
Compensation and People Committee:
Chairperson	$25,000
Committee Member	$12,500
Nominating, Governance and Public Responsibility Committee:
Chairperson	$10,000
Committee Member	$5,000
Our Compensated Directors will receive (at the discretion of our Board) an annual grant of restricted stock units with an aggregate grant date value of $150,000 (with an additional grant of restricted stock units having an aggregate grant date value of $50,000 made to the chairperson of our Board of Directors), subject to the terms of the LTIP and the award agreement pursuant to which such award is granted. These restricted stock units will be granted on the business day immediately following each annual meeting of our shareholders. These restricted stock units are expected to vest on the one-year anniversary of the date of grant (or, if earlier, on the business day immediately preceding the next annual meeting of our shareholders), subject to continued service.
The grants described above will be prorated for Compensated Directors with respect to their service that commences prior to the expected date of an annual meeting of our shareholders.
Our directors will be reimbursed for reasonable out-of-pocket costs and expenses incurred in attending meetings of our Board of Directors or any committee thereof, as well as for any fees incurred in attending continuing education courses up to $10,000 per director in any fiscal year. Our directors are entitled to the protection provided by the indemnification provisions in our amended and restated certificate of incorporation. We have also entered into customary indemnification agreements with each of our directors. Our Board of Directors may revise the compensation arrangements for our directors from time to time.
In connection with their services during fiscal year 2023 and/or during the period following the IPO date and ending immediately prior to our first annual meeting of shareholders, as applicable, each of Charles Boynton, Willy Shih, William Watkins and Brandi Thomas have received awards of restricted stock units. The number of such restricted stock units granted for each of Messrs. Boynton, Shih and Watkins and Ms. Thomas total 3,571, 6,859, 4,761 and 1,621, respectively. The 3,571 restricted stock units granted to Mr. Boynton, 3,571 of the 6,859 restricted stock units granted to Mr. Shih, the 4,761 restricted stock units granted to Mr. Watkins and the 1,621 restricted stock units granted to Ms. Thomas each vest on the business day immediately preceding the Annual Meeting, subject to continued service. Of the 6,859 restricted stock units granted to Mr. Shih, 3,288 restricted stock units vested on April 1, 2023. The number of restricted stock units granted to Ms. Thomas were prorated based on April 24, 2023, her date of appointment.
Director Stock Ownership Guidelines
Our Board of Directors is in the process of developing an equity ownership policy, under which our Compensated Directors are expected to be required to hold designated amounts of Nextracker stock.

Director Summary Compensation in Fiscal Year 2023
The following table sets forth the fiscal year 2023 compensation for our Compensated Directors.
Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
Charles Boynton	$26,875	$72,848	—	$99,723
Willy Shih	$26,875	$139,924	—	$166,799
William (Bill) Watkins	$32,500	$97,124	—	$129,624
(1)
During fiscal year 2023, Leslie Biddle served as a member of the LLC’s board of directors and resigned from the board, prior to our IPO. In consideration for her service, Ms. Biddle was awarded 8,036 restricted stock units on January 27, 2023 (after taking into account our subsequent 1-for-2.1 reverse unit split).

(2)	This column represents the amount of cash compensation earned in fiscal year 2023 for service on our Board of Directors and committee service.
(3)
This column represents the grant date fair value of restricted stock unit awards granted in fiscal year 2023 in accordance with FASB ASC Topic 718. The grant date fair value of restricted stock unit awards reflects the grant date fair value as determined as of January 24, 2023, the grant date of such awards, in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column in respect of the restricted stock unit awards, see Note 7 in the notes to our consolidated financial statements, “Stock-based compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. As of March 31, 2023, the number of unvested restricted stock units held by each of Messrs. Boynton, Shih and Watkins was 3,571, 6,859 and 4,761, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A common stock and Class B common stock as of June 30, 2023 (after giving effect to our secondary offering that closed on July 3, 2023) by:
•
each person or group who is known by us to beneficially own 5% or more of our outstanding shares of our Class A common stock or our Class B common stock (including any securities convertible or exchangeable within 60 days into Class A common stock or Class B common stock, as applicable);

•	each of our current NEOs and directors individually; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power as well as any shares that the person or entity has the right to acquire within 60 days of June 30, 2023, through the exercise or vesting of any option, warrant or other right. In computing the percentage beneficial ownership of a person, Class A common stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or vesting or exercisable or vesting within 60 days of June 30, 2023 are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each person or entity named in the table below has sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that he, she or it beneficially owns, subject to applicable community property laws.
Name and address of beneficial owner	Class A common stock beneficially owned (on a fully exchanged and converted basis)(1)		Class B common stock beneficially owned(1)		Percent of Total Voting Power
	Number	Percentage	Number	Percentage
Five Percent Holders
Flex Ltd.(2)	74,432,619	51.47%	74,432,619	90.14%	51.47%
TPG Funds(3)	20,901,093	14.45%	8,140,341	9.86%	14.45%
Directors and Named Executive Officers
Daniel Shugar	39,892	*%	—	—%	*%
Howard Wenger	12,132	*%	—	—%	*%
Bruce Ledesma	12,135	*%	—	—%	*%
David Bennett	5,562	*%	—	—%	*%
Nicholas (Marco) Miller	8,355	*%	—	—%	*%
Christian Bauwens	—	—%	—	—%	—%
Charles Boynton(4)	—	—%	—	—%	—%
Jonathan Coslet	—	—%	—	—%	—%
Michael Hartung	—	—%	—	—%	—%
Paul Lundstrom	—	—%	—	—%	—%
Steven Mandel	—	—%	—	—%	—%
Scott Offer	—	—%	—	—%	—%
Willy Shih(5)	3,288	*%	—	—%	—%
Rebecca Sidelinger	—	—%	—	—%	—%
Brandi Thomas(6)	—	—%	—	—%	—%
William Watkins(7)	—	—%	—	—%	—%
Kyra Whitten	—	—%	—	—%	—%
All directors and executive officers as a group (18 persons)	128,892	*%	—	—%	*%
*	Indicates beneficial ownership of less than 1% of the outstanding shares of our Class A common stock.
(1)
Our Class B common stock does not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock. Each LLC Common Unit (as defined below) and share of Class B common stock is exchangeable into a share of Class A common stock.

(2)
Consists of (i) 60,146,905 LLC Common Units (as defined below) (and an equivalent number of shares of Class B common stock) held by Yuma, Inc. (“Yuma”) and (ii) 14,285,714 LLC Common Units (as defined below) (and an equivalent number of shares of Class B common stock) held by Yuma Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Yuma (“Yuma Sub”). The sole shareholder of Yuma Sub is Yuma. The sole shareholder of Yuma is Flextronics International USA, Inc., a subsidiary of Flex Ltd. The address of Flex Ltd. is 2 Changi South Lane, Singapore 486123.

(3)
Consists of (i) 8,140,341 LLC Common Units (as defined below) (and an equivalent number of shares of Class B common stock) directly held by TPG Rise Flash, L.P., (ii) 1,062,653 shares of Class A common stock directly held by TPG Rise Climate Flash CI BDH, L.P., (iii) 10,298,857 shares of Class A common stock directly held by TPG Rise Climate BDH, L.P. and (iv) 1,399,242 shares of Class A common stock directly held by The Rise Fund II BDH, L.P. The general partner of each of TPG Rise Flash, L.P., TPG Rise Climate Flash CI BDH, L.P. and TPG Rise Climate BDH, L.P. is TPG Rise Climate DE AIV SPV GP, LLC, a Delaware limited liability company, whose sole member is TPG Rise Climate DE AIV GenPar, L.P., a Delaware limited partnership, whose general partner is TPG Rise Climate DE AIV GenPar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group II, L.P., a Delaware limited partnership. The general partner of The Rise Fund II BDH, L.P. is The Rise Fund II DE AIV SPV GP, LLC, a Delaware limited liability company, whose sole member is The Rise Fund II DE AIV GenPar, L.P., a Delaware limited partnership, whose general partner is The Rise Fund II DE AIV GenPar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group II, L.P. The general partner of TPG Operating Group II, L.P. is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, LLC, a Delaware limited liability company, whose managing member is TPG Inc., a Delaware corporation, whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held by TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose managing member is TPG GP A, LLC, a Delaware limited liability company, which is owned by entities owned by David Bonderman, James G. Coulter and Jon Winkelried. Messrs. Bonderman, Coulter and Winkelried may therefore be deemed to beneficially own the securities directly held by the TPG Funds. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the securities directly held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of TPG GP A, LLC and Messrs. Bonderman, Coulter and Winkelried is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(4)	Does not include 3,571 shares underlying RSUs that vest on the business day immediately preceding the date of the Annual Meeting.
(5)	Does not include 3,571 shares underlying RSUs that vest on the business day immediately preceding the date of the Annual Meeting.
(6)	Does not include 1,621 shares underlying RSUs that vest on the business day immediately preceding the date of the Annual Meeting.
(7)	Does not include 3,571 shares underlying RSUs that vest on the business day immediately preceding the date of the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:
•	the amounts involved exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the section titled “Compensation discussion and analysis.” The following discussion reflects our relationships and related party transactions; some of these transactions were entered into prior to adoption of our related party transaction policy, and as such, were not subject to the approval and review procedures set forth in the current policy but were nonetheless subject to the approval and review procedures in effect at the applicable times.
The initial public offering
On February 8, 2023, our registration statement on Form S-1 relating to our IPO was declared effective by the SEC and the shares of our Class A common stock began trading on the Nasdaq Global Select Market on February 9, 2023.
The Transactions
The Company and the LLC completed the following organizational and other transactions (the “Transactions”) in connection with the IPO:
•
Immediately prior to the closing of the IPO, the Company issued 128,794,522 shares of its Class B common stock to Yuma, Yuma Sub, and TPG (not inclusive of those held by affiliated blocker corporations), in exchange for cash consideration, which number of shares was equal to the number of common units of the LLC (the “LLC Common Units”) held directly or indirectly by Yuma, Yuma Sub and TPG immediately following the Transactions and before giving effect to the IPO.

•
Immediately prior to the closing of the IPO, the LLC made a cash distribution in an aggregate amount of $175.0 million (the “Distribution”). With respect to such Distribution, $21.7 million was distributed to TPG and $153.3 million to Yuma and Yuma Sub in accordance with their pro rata LLC Common Units and Series A Preferred Units of the LLC (the “LLC Preferred Units” and, together with the LLC Common Units, the “LLC Units”). The Distribution was financed, in part, with net proceeds from the $150.0 million term loan under a credit agreement entered into by the LLC which is guaranteed by Nextracker Inc., and various lenders thereto, together with cash on hand.

•
The Company used all of the net proceeds from the IPO ($693.8 million) as consideration for Yuma’s transfer to the Company of 30,590,000 LLC Common Units at a price per unit equal to $22.68, and, as a result, did not retain any of the net proceeds from the IPO.

•	In connection with Yuma’s transfer to the Company of 30,590,000 LLC Common Units, a corresponding number of shares of the Company’s Class B common stock held by Yuma was canceled.
•
In connection with the IPO, the LLC Preferred Units held by TPG were automatically converted into 25,026,093 LLC Common Units which are exchangeable, together with a corresponding number of shares of the Company’s Class B common stock, for shares of the Company’s Class A common stock (or cash). Notwithstanding the foregoing, as permitted under and in accordance with the limited liability company agreement of the LLC in effect prior to the IPO (the “Prior LLC Agreement”), on February 8, 2023, TPG exercised its right to have certain blocker corporations affiliated with TPG each merge with a separate direct, wholly owned subsidiary of the Company, with the blocker corporations surviving each such merger, in a transaction intended to qualify as a tax-free transaction. In connection with such blocker corporations’ mergers, the investors in each such blocker corporation received a number of shares of the Company’s Class A common stock with a value based on the LLC Preferred Units held by such blocker corporation for a total of 15,279,190 shares of the Company’s Class A common stock.

•	In connection with the IPO, the Company repurchased all 100 shares of common stock previously issued to Yuma for an immaterial amount.

On February 8, 2023, the Company amended and restated its certificate of incorporation to, among other things, authorize 900,000,000 shares of $0.0001 par value Class A common stock, 500,000,000 shares of $0.0001 par value Class B common stock, and 50,000,000 shares of par value $0.0001 preferred stock.
On February 13, 2023, the members of the LLC entered into the Third Amended and Restated Limited Liability Company Agreement of the LLC to, among other things, effect the Transactions described above and to appoint the Company as the managing member of the LLC. The Company beneficially owned 45,869,190 LLC Common Units after the closing of the IPO and the Transactions.
The following are summaries of certain provisions of our related party agreements, which are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) are included as exhibits to our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and are available electronically on the website of the SEC at www.sec.gov.
The 2023 follow-on offering
In June 2023, we entered into a common unit purchase agreement with Flex and TPG who each elected to sell a portion of their LLC Common Units to us. Pursuant to that agreement, we conducted an underwritten public offering and used the proceeds of our issuance of 18,150,000 shares of our Class A common stock to purchase 15,631,562 common units of the LLC from Flex and TPG. We purchased the units at a price per unit equal to $35.31, which was the public offering price of the Class A common stock, less the underwriting discount. TPG also participated directly in the underwritten public offering and sold 2,518,438 shares of our Class A common stock at a price per share of $35.31, which was the public offering price of the Class A common stock, less the underwriting discount. Simultaneously, 14,025,000 and 1,606,562 shares of Class B shares were surrendered by Flex and TPG, respectively, and cancelled. As a result of this transaction, Flex’s and TPG’s ownership of our outstanding common stock decreased from 61.17% to 51.47% and 17.30% to 14.45%, respectively.
Agreements with Flex
In connection with the IPO, we entered into a Separation Agreement with Flex. We also entered into various other agreements to effect the separation and provide a framework for our relationship with Flex after the separation, including a transition services agreement, an employee matters agreement and a registration rights agreement. These agreements provide for the allocation between us and Flex of Flex’s employees, liabilities and obligations attributable to periods prior to, at and after our separation from Flex and govern certain relationships between us and Flex.
The Separation Agreement
We and the LLC entered into the Separation Agreement with Flex on February 1, 2022, which was amended and restated on February 8, 2023. The Separation Agreement sets forth our agreements with Flex regarding the principal actions to be taken in connection with the separation. It also sets forth other agreements that govern certain aspects of our relationship with Flex following the separation and the IPO.
Transfer of assets and assumption of liabilities
The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Flex and us as part of the internal reorganization transaction described herein, and describes when and how these transfers, assumptions and assignments will occur, though many of the transfers, assumptions and assignments had already occurred prior to the parties’ entering into the Separation Agreement. The Separation Agreement provides for those transfers of assets and assumptions of liabilities that are necessary in connection with the separation so that we and Flex retain the assets necessary to operate our respective businesses and retain or assume the liabilities allocated in accordance with the separation. The Separation Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and Flex. In particular, the Separation Agreement provides that, subject to the terms and conditions contained in the Separation Agreement:
•
“Nextracker Assets” (as defined in the Separation Agreement), including, but not limited to, the equity interests of our subsidiaries, assets reflected on our pro forma balance sheet and assets primarily relating to our business (or in the case of intellectual property, (i) primarily relating to or used in our business or (ii) created by our employees and not primarily relating to Flex’s business) are retained by or transferred to us or one of our subsidiaries, except as set forth in the Separation Agreement or one of the other agreements described below;
•	“Nextracker Liabilities” (as defined in the Separation Agreement), including, but not limited to, the following are retained by or transferred to us or one of our subsidiaries;
•	all liabilities including taxes (whether accrued, contingent or otherwise, and subject to certain exceptions) to the extent related to, arising out of or resulting from our business;
•	any and all “Nextracker Environmental Liabilities” (as defined in the Separation Agreement);
•
as further described in and subject to the employee matters agreement and transition services agreement, any and all liabilities to the extent relating to, or arising out of or resulting from the employment of any employees of Flex or its subsidiaries who are providing services to us or our subsidiaries pending the transfer of employment of such employees to us or our subsidiaries;

•
liabilities (whether accrued, contingent or otherwise) relating to, arising out of, or resulting from, any infringement, misappropriation or other violation of any intellectual property of any other person related to the conduct of our business;

•
any product liability claims or other claims of third parties to the extent relating to, arising out of or resulting from any product developed, designed, manufactured, marketed, distributed, leased or sold by our business;

•	liabilities relating to, arising out of, or resulting from any indebtedness of any subsidiary of ours or any indebtedness secured exclusively by any of our assets;
•
liabilities (whether accrued, contingent or otherwise) relating to, arising out of or resulting from any form, registration statement, schedule or similar disclosure document filed or furnished with the SEC, to the extent the liability arising therefrom related to matters related to our business;

•
all other liabilities (whether accrued, contingent or otherwise) relating to, arising out of or resulting from disclosure documents filed or furnished with the SEC that are related to the separation; and

•
all assets and liabilities (whether accrued, contingent or otherwise) of Flex are to be retained by or transferred to Flex or one of its subsidiaries (other than us or one of our subsidiaries), except as set forth in the Separation Agreement or one of the other agreements described below and except for other limited exceptions that will result in us retaining or assuming certain other specified liabilities.

Except as expressly set forth in the Separation Agreement or any ancillary agreement, all assets were transferred on an “as is,” “where is” basis and the respective transferees bear the economic and legal risks that any conveyance would prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals were not obtained and that any requirements of laws or judgments were not complied with. In general, neither we nor Flex have made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may have been required in connection with such transfers or assumptions, or any other matters.
Certain of the liabilities and obligations assumed by one party or for which one party has an indemnification obligation under the Separation Agreement and the other agreements relating to the separation may continue to be the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation is to rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.
Cash distribution
As detailed above under the subheading “The Transactions,” the net proceeds from the IPO were paid to Yuma as consideration for Yuma’s transfer to us of 30,590,000 LLC Common Units.

Further assurances; separation of guarantees
We and Flex have agreed to reasonably cooperate and use commercially reasonable efforts to remove us and our subsidiaries as a guarantor of liabilities (including letters of credit, outstanding guarantees and similar credit support) retained by Flex and its subsidiaries and to remove Flex and its subsidiaries as a guarantor of liabilities (including letters of credit, outstanding guarantees and similar credit support) to be assumed by us. From and after the time as Flex or its subsidiaries no longer beneficially own 50% or more of our and our subsidiaries’ capital stock and we are no longer consolidated into Flex’s financial statements, if any guarantee or credit support instrument provided by Flex or its subsidiaries remains outstanding as of that time, then we shall provide Flex or its subsidiaries adequate collateral in form and substance reasonably satisfactory to Flex and in such amounts, the effect of which is to fully offset any liability under GAAP of Flex or any of its subsidiaries with respect to such guaranty or credit support instrument that remains outstanding as of that time.
Shared contracts
Certain shared contracts were assigned or amended to facilitate the separation of our business from Flex. If such contracts were not able to be assigned or amended, the parties were required to take reasonable actions to cause the appropriate party to receive the benefit of the contract for a specified period of time after the separation.
Release of claims and indemnification
Except as otherwise provided in the Separation Agreement or any ancillary agreement, each party released and forever discharged the other party and its subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the separation. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Separation Agreement or any ancillary agreement. These releases are subject to certain exceptions set forth in the Separation Agreement.
The Separation Agreement provides for cross-indemnities that, except as otherwise provided in the Separation Agreement, are principally designed to place financial responsibility for the obligations and liabilities allocated to us under the Separation Agreement with us and financial responsibility for the obligations and liabilities allocated to Flex under the Separation Agreement with Flex. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or due to:
•	the liabilities or alleged liabilities the indemnifying party assumed or retained pursuant to the Separation Agreement;
•	the assets the indemnifying party assumed or retained pursuant to the Separation Agreement;
•	the operation of the indemnifying party’s business; and
•	any breach by the indemnifying party of any provision of the Separation Agreement or any other agreement unless such other agreement expressly provides for separate indemnification therein.
Each party’s aforementioned indemnification obligations are uncapped; provided that the amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds (net of premium increases) received by the party being indemnified. The Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters.
Legal matters
Except as otherwise set forth in the Separation Agreement or any ancillary agreement (or as otherwise described above), each party to the Separation Agreement assumed the liability for, and control of, all pending, threatened and future legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability arising out of or resulting from such legal matters.
Insurance matters
We continue to be covered under Flex’s existing insurance policies until such time as Flex and its affiliates hold 50% or less of our and our subsidiaries’ outstanding capital stock, subject to certain exceptions. After that time, we will arrange for our own insurance policies and will no longer seek benefit from any of Flex’s or its affiliates’ insurance policies that may provide coverage for claims relating to our business prior to the date on which we obtain our own insurance coverage. The Separation Agreement contains procedures for the administration of insured claims and allocates the right to claim coverage and control over the prosecution and defense of claims between us and Flex.
Subsequent distribution or dispositions
Distribution or Other Dispositions
The Separation Agreement provides that Flex may, in its sole discretion, determine: (i) whether to proceed with all or part of a tax-free or other distribution or disposition of its retained beneficial interest in the LLC (as applicable, a “Distribution or Other Disposition”), whether directly or through a distribution or disposition of the stock of Yuma, which directly or indirectly holds Flex’s beneficial interest in the LLC; and (ii) all terms of the Distribution or Other Disposition, as applicable, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution or Other Disposition and the timing of and conditions to the consummation of the Distribution or Other Disposition. In addition, the Separation Agreement provides that in the event that Flex determines to proceed with any Distribution or Other Disposition, Flex may at any time and from time to time until the completion of such Distribution or Other Disposition abandon, modify or change any or all of the terms of such Distribution or Other Disposition, including by accelerating or delaying the timing of the consummation of all or part of such Distribution or Other Disposition. The Separation Agreement also provides that upon Flex’s request, we and the LLC will cooperate with Flex in all respects to accomplish the Distribution or Other Disposition and will, at Flex’s direction, promptly take any and all actions necessary or desirable to effect the Distribution or Other Disposition, including the registration under the Securities Act of the offering of our Class A common stock on an appropriate registration form or forms to be designated by Flex and the filing of any necessary documents pursuant to the Exchange Act.
Merger agreement
In addition to our obligations with respect to any Distribution or Other Disposition, the Separation Agreement provides Flex with the right, exercisable at any time, to require us, following any dividend or distribution of the equity of Yuma to the holders of ordinary Flex shares, to, at Flex’s option, effect a merger of Yuma with a wholly owned subsidiary of ours, with Yuma surviving as a wholly owned subsidiary of ours in a tax-free transaction under Section 368(a) of the Internal Revenue Code of 1986, as amended.
As a result, prior to the IPO, we, Flex, Yuma and Merger Sub, entered into the merger agreement, pursuant to which, among other matters, Flex has the right, but not the obligation, to effect a merger of Yuma with Merger Sub, with Yuma surviving such merger as our wholly owned subsidiary, in a transaction intended to qualify for tax-free treatment under Section 368(a) of the Code (the “Merger”). The Merger would, on the terms and subject to the conditions set forth in the merger agreement, be effected immediately following the distribution of all of the outstanding stock of Yuma to the holders of ordinary Flex shares as contemplated by the merger agreement (the “Merger Distribution”), with such stock of Yuma being exchanged for shares of our Class A common stock in the Merger. The number of shares of our Class A common stock that would be issued to Yuma shareholders in the Merger would equal the number of shares of Class A common stock then held directly or indirectly by Yuma and its subsidiaries (assuming for such purposes that all LLC Units and shares of Class B common stock held directly or indirectly by Yuma and its subsidiaries have been exchanged for shares of Class A common stock as of immediately prior to the Merger pursuant to and in accordance with an exchange agreement between Netracker Inc., the LLC, Yuma, Yuma Sub and TPG (the “Exchange Agreement”)).
Prior to the IPO, we and each of Flex, Yuma and Merger Sub, and our shareholders and the shareholders of each of Yuma and Merger Sub, approved the merger agreement and the transactions contemplated by the merger agreement, including the Merger. As a result, our shareholders have no further right to approve or disapprove of the Merger or the other transactions contemplated by the merger agreement or the issuance of shares of our Class A common stock to the holders of Yuma common stock in connection with the Merger. Further, our shareholders have no right to appraisal under Section 262 of the Delaware General Corporation Law (“DGCL”) or otherwise in connection with the Merger or the other transactions contemplated by the merger agreement.

Tax Matters Agreement
If Flex undertakes a spin-off transaction (including the Merger Distribution and the Merger contemplated by the merger agreement), Flex, Yuma and Nextracker Inc. will enter into a tax matters agreement which will govern the rights, responsibilities and obligations of Flex, Yuma and Nextracker Inc. with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the spin-off transaction), tax attributes, tax returns, tax contests and certain other tax matters. Our shareholders will not have the right to approve the structure pursuant to which Flex may undertake any ultimate distribution of its retained beneficial interest in the LLC or the terms of the tax matters agreement between Flex, Yuma and Nextracker Inc.
If Flex undertakes the Merger Distribution, the merger agreement provides that we will enter into a tax matters agreement with Flex and Yuma as of immediately prior to the Merger Distribution, substantially in the form attached as Exhibit C to the merger agreement, which will govern the rights, responsibilities and obligations of Flex, Yuma and us with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the Merger Distribution), tax attributes, tax returns, tax contests and certain other tax matters.
Under the tax matters agreement, Yuma will be liable for any taxes that are reportable on returns that include only Yuma and/or its subsidiaries (but not Flex or any of its subsidiaries) for all tax periods whether before or after the completion of the IPO. Yuma will also be liable for any taxes that are attributable to the Nextracker business, as reasonably determined by Flex, that are reportable on returns that include Yuma and/or its subsidiaries, on the one hand, and Flex and/or its subsidiaries, on the other hand, for any taxable period (or portion thereof) beginning after the date of the spin-off transaction. Notwithstanding the foregoing, Yuma and Flex will each be liable for 50% of certain transfer taxes attributable to the spin-off transaction (including the Merger Distribution and the Merger). Yuma and Flex will each be entitled to any tax refund in respect of taxes for which it is liable under the tax matters agreement.
The tax matters agreement provides that Yuma will be responsible for preparing and filing all tax returns that include only Yuma and/or its subsidiaries (but not Flex or any of its subsidiaries) for all tax periods whether before or after the completion of the spin-off transaction. Flex will be responsible for preparing and filing (i) all tax returns that include only Flex and/or its subsidiaries (but not Yuma or any of its subsidiaries), and (ii) all tax returns that include Yuma and/or its subsidiaries, on the one hand, and Flex and/or its subsidiaries, on the other hand, in each case, for all tax periods whether before or after the completion of the spin-off transaction. The tax matters agreement confers certain other rights and obligations upon Yuma and Flex with respect to tax returns, such as (i) the right to review a tax return prepared by one party that would reasonably be expected to materially adversely affect the tax position of the other party and (ii) the obligation to cooperate with one another with respect to the preparation and filing of tax returns.
In the event that either Yuma or Flex receives a written communication with respect to a pending or threatened tax contest (such as a dispute with the Internal Revenue Service or another tax authority) for which the other party may be liable pursuant to the tax matters agreement, the party in receipt of such communication must notify the other party of such tax contest. If the tax contest relates to a tax return that includes only Yuma and/or its subsidiaries (but not Flex or any of its subsidiaries), then Yuma will have sole control over such tax contest. If the tax contest relates to a tax return that includes Yuma and/or its subsidiaries, on the one hand, and Flex and/or its subsidiaries, on the other hand, then Flex will have sole control over such tax contest.
Yuma generally will be responsible for specified taxes and related amounts imposed on Flex or Yuma (or their respective subsidiaries) that arise from the failure of the spin-off transaction (including the Merger Distribution and the Merger) to qualify for tax-free treatment under Section 368(a) or Section 355 of the Code. Such taxes and related amounts could be material and the tax matters agreement will generally require Yuma (on behalf of itself or Nextracker Inc., as applicable) to bear such taxes and related amounts to the extent that the failure to so qualify is attributable to, among other things, (i) a breach of the relevant representations and covenants made by Yuma or Nextracker Inc. in the tax matters agreement or any representation letter provided in support of any tax opinion or Internal Revenue Service (“IRS”) ruling obtained by Flex with respect to the U.S. federal income tax treatment of such spin-off or (ii) certain actions or failures to act by Yuma or Nextracker Inc. (or their respective subsidiaries) that result in the spin-off transaction failing to qualify for tax-free treatment under Section 368(a) or Section 355 of the Code. Because Yuma would merge with a wholly owned subsidiary of Nextracker Inc., among other possible transactions, the obligations of Yuma under the tax matters agreement will become direct or indirect obligations of Nextracker Inc. and this may adversely affect our business, result of operations, financial condition and prospects.
Flex and Yuma will also agree to make a protective election under Section 336(e) of the Code with respect to the spin-off transaction and take necessary actions to effect such election, unless such election results in a material adverse tax consequence to Flex or its subsidiaries (compared to the consequences that would have resulted if no such election was made) in which case the election would only be made as directed by Flex in its sole discretion. If an election under Section 336(e) is made, the spin-off transaction fails to qualify for tax-free treatment, and the resulting taxes are considered liabilities of Flex, then Flex will be entitled to periodic payments from Yuma equal to 85% of the tax savings arising from the step-up in tax basis resulting from the election. The parties to the tax matters agreement will negotiate in good faith the terms of a tax receivable agreement that are substantially similar to the Tax Receivable Agreement (as defined below) to govern the calculation and making of such payments, provided that any such tax savings resulting from the election under Section 336(e) of the Code will be treated as the last items claimed for the taxable year.
To preserve the tax-free treatment of any such spin-off by Flex, the tax matters agreement would, among other restrictions, restrict Yuma and Nextracker Inc. (and their respective subsidiaries), for the two-year period following the spin-off, except in specific circumstances, from: (i) entering into any transaction pursuant to which Yuma or Nextracker Inc. stock would be acquired (with certain exceptions), (ii) merging, consolidating or liquidating either Yuma or Nextracker Inc., other than through the Merger, (iii) selling or transferring assets above certain thresholds, (iv) redeeming or repurchasing stock (with certain exceptions), (v) altering the voting rights of Yuma or Nextracker Inc. stock, (vi) taking or failing to take any other action that would reasonably be expected to result in the spin-off transaction failing to qualify for tax-free treatment under Section 368(a) or Section 355 of the Code, (vii) ceasing to engage in any active trade or business as defined in the Code, or (viii) facilitating or otherwise participating in any acquisition of Nextracker Inc. stock that would result in a shareholder owning directly or indirectly 5% or more of outstanding Nextracker Inc. stock (by voting power or value). These restrictions may limit our ability to pursue certain strategic transactions or other transactions that we may believe to be in the best interests of our shareholders or that might increase the value of our business.
General
Flex has no obligation (pursuant to the merger agreement or otherwise) to pursue or consummate any further distribution or disposition of its retained beneficial interest in the LLC, including by means of a Distribution or Other Disposition or the Merger Distribution and the Merger, by any specified date or at all. If pursued, any such distribution or disposition would be subject to various conditions, including receipt of any necessary regulatory or other approvals, the existence of satisfactory market conditions and, if pursued, the Merger would be subject to the conditions set forth in the merger agreement (see the section titled “Certain relationships and related party transactions—Agreements with Flex—Merger agreement” of this Proxy for additional detail regarding the conditions to the closing of the Merger set forth in the merger agreement). The conditions to any such distribution or disposition, including by means of a Distribution or Other Disposition or the Merger Distribution and the Merger, may not be satisfied. In the event that Flex determines to proceed with the Merger Distribution, Flex has submitted a request for a private letter ruling from the IRS regarding the qualification of the Merger Distribution for tax-free treatment under Section 355 of the Code and certain related matters. There can be no assurance such a ruling will be issued or that even if it is, that Flex will pursue the Merger Distribution. Flex may decide not to consummate any distribution or disposition, including by means of a Distribution or Other Disposition or the Merger Distribution and the Merger, even if the conditions thereto are satisfied or Flex may decide to waive one or more of these conditions and consummate such a distribution or disposition, even if all of the conditions thereto are not satisfied.
Accordingly, we have no certainty when such transactions (and the effectiveness of our related obligations under the Separation Agreement and the merger agreement) will occur or if they will occur at all.
Board and committee representation
As discussed in the section titled “Proposal No. 1: Election of Directors—Certain shareholder rights to nominate directors,” Flex has the right, but not the obligation, to nominate (a) a majority of our directors, and to designate the chairperson of our Board of Directors as long as Flex beneficially owns 50% or more of the combined voting power of our outstanding common stock, (b) 40% of our directors, as long as Flex beneficially owns 40% or more, but less than 50% of the combined voting power of our outstanding common stock, (c) 40% of our directors, as long as Flex beneficially owns 30% or more, but less than 40% of the combined voting power of our outstanding common stock, (d) 30% of our directors, as long as Flex beneficially owns 20% or more, but less than 30% of the combined voting power of our outstanding common stock, and (e) 20% of our directors, as long as Flex beneficially owns 10% or more, but less than 20% of the combined voting power of our outstanding common stock.
For so long as Flex beneficially owns more than 50% of the combined voting power of our outstanding common stock, Flex’s designees will comprise a majority of each committee (so long as the Flex designees comply with the applicable director independence requirements under applicable law, after taking into account all “controlled company” exemptions under the Nasdaq rules). In addition, for so long as Flex beneficially owns less than a majority but at least 5% of the total voting power of our outstanding common stock, Flex is entitled to include at least one of its designees on each committee of the Board.
Flex will have the right, for so long as Flex beneficially owns 5% or more of our outstanding common stock and none of Flex’s designees are serving on our Board of Directors, to inspect and review our books and records and to discuss the affairs, finances and condition of the Company with the officers of the Company. In addition, Flex will be granted access to our auditors, directors and officers and quarterly financial reports. Finally, Flex will have the right to receive copies of all materials provided to our Board of Directors and its committees, access to our officers and directors for consultation with respect to the business and affairs of the Company, subject to certain exceptions, information with respect to certain corporate actions and the right to consult in advance with us with respect to such actions, and access to budgets and periodic information packages relating to our operations and cash flows.
Financial reporting covenants
We have agreed to comply with certain covenants relating to our financial reporting for so long as Flex is required to consolidate our results of operations and financial position or to account for its investment in us under the equity method of accounting. These covenants include, among others, covenants regarding:
•	delivery or supply of monthly, quarterly and annual financial information and annual budgets and financial projections to Flex;
•	conformity with Flex’s financial presentation and accounting policies;
•	disclosure of information about our financial controls to Flex;
•	provision to Flex of access to our auditors and certain books and records related to internal accounting controls or operations;
•	cooperation with Flex to the extent requested by Flex in the preparation of Flex’s public filings and press releases; and
•
provision to Flex of advance copies of our regular annual or quarterly earnings release or any financial guidance for a current or future period and substantially final drafts of our press releases and other public statements concerning any matters that could be reasonably likely to have a material financial impact on our or our subsidiaries’ earnings, results of operations, financial condition or prospects.

Additional covenants
We have agreed that for so long as Flex beneficially owns a majority of the total voting power of our then outstanding shares with respect to the election of directors, we will not take the following actions (among others) without Flex’s prior written consent:
•
take any action that would restrict Flex’s ability to transfer its shares of our common stock or limit the rights of Flex as a shareholder of ours in a manner not applicable to our shareholders generally;

•
issue any of our shares or equity in our subsidiaries (but may issue up to 12,857,143 shares of our Class A common stock in connection with equity awards granted pursuant to our compensation plans); provided that no issuance of our shares may result in Flex beneficially owning less than a majority of our outstanding shares of common stock (on a fully diluted basis) with respect to the election of directors;

•	pay or declare any dividend or other distribution on any of our shares of common stock or equity in our subsidiaries;
•
merge or consolidate with or into any other entity, or transfer all or substantially all of our subsidiaries’ assets, taken as a whole, to another entity, or undertake any transaction that would constitute a “change of control” as defined in our or our subsidiaries’ debt agreements;

•
enter into any negotiations, agreements or arrangements (other than a Distribution or Other Disposition or exchanges pursuant to the Exchange Agreement) that could reasonably be expected to result in Yuma owning directly or indirectly less than 51% of the LLC Units;

•	acquire or dispose of (i) any properties or assets outside the ordinary course of business or (ii) any equity interests in a single or a series of related transactions;
•	acquire or dispose of any properties or assets in the ordinary course of business consistent with past practices aggregating to $15 million or more during a calendar year;
•	hire or terminate any executive officer of the Company or designate any new executive officer of the Company;
•	amend our amended and restated certificate of incorporation and bylaws, or our subsidiaries’ organizational documents, in a manner that adversely affects Flex or any subsidiary of Flex;
•	change the size of our Board of Directors; and
•
to the extent that Flex is a party to any contracts that provide that certain actions or inactions of Flex affiliates may result in Flex being in breach of such contracts, we may not take any actions that reasonably could result in Flex being in breach of such contracts.

In addition, prior to the date on which Flex ceases to beneficially own a majority of the total voting power of our then outstanding shares with respect to the election of directors, we are required to consistently implement and maintain Flex’s business practices and standards in accordance with Flex’s policies and procedures (but may apply materiality thresholds lower than those contained in Flex’s policies and procedures), and we are required to take certain actions to comply with anti-corruption law (including to maintain a compliance and ethics program reasonably equivalent to Flex’s compliance and ethics program).
Pursuant to the Separation Agreement, for so long as Flex owns at least 20% of our then outstanding shares of common stock, Flex may transfer all or any portion of its rights relating to the financial reporting and additional covenants and certain other rights under the Separation Agreement described above so long as the transferee would hold at least 10% of our then outstanding shares of common stock.
No restriction on competition
None of the provisions of the Separation Agreement includes any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by either party.
No hire and no solicitation
Subject to customary exceptions, neither we nor Flex will, without the consent of the other party, recruit or solicit an employee of the other party or its subsidiaries for a period of 12 months following the IPO.
Corporate opportunities
For so long as Flex beneficially owns at least 10% of the total voting power of our outstanding shares with respect to the election of directors or has any directors, officers or employees who serve on our Board of Directors, our Board of Directors will renounce any interest or expectancy of ours in any corporate opportunities that are presented to Flex or any of its directors, officers or employees in accordance with Section 122(17) of the DGCL.
Dispute resolution
If a dispute arises between us and Flex under the Separation Agreement, we and Flex will negotiate to resolve any disputes for a reasonable period of time.

Term/termination
The term of the Separation Agreement is indefinite and it may only be terminated or amended with the prior written consent of both Flex and us.
Separation costs
Except as expressly set forth in the Separation Agreement or in any ancillary agreement, all costs and expenses incurred by us or our subsidiaries or Flex or any subsidiary of Flex, that Flex determines, in its reasonable discretion, were incurred in connection with, or as required by, the preparation, execution, delivery and implementation of the Separation Agreement, any ancillary agreement, the IPO or the consummation of the internal reorganization transaction described herein are to be borne and paid by us.
Treatment of intercompany loans and advances
All loans and advances between Flex or any subsidiary of Flex (other than us and our subsidiaries), on the one hand, and us or any of our subsidiaries, on the other hand, have been terminated other than certain loans and advances that are scheduled to the Separation Agreement to remain outstanding following the separation.
Other matters governed by the Separation Agreement
Other matters governed by the Separation Agreement include confidentiality and access to and provision of records.
Transition services agreement
We and the LLC entered into a transition services agreement with Flextronics International USA, Inc. (“FIUI”) on February 1, 2022, pursuant to which FIUI and its subsidiaries will provide us and our subsidiaries with various services. The charges for transition services are generally calculated to allow the providing company to fully recover all out-of-pocket costs and expenses it actually incurs in connection with providing the service, plus, in some cases, the allocated indirect costs of providing the service.
The transition services agreement terminates on the expiration of the term of the last service provided under it, unless earlier terminated by either party under certain circumstances, including in the event of an uncured material breach by the other party. Pursuant to an amendment to the transition services agreement effective February 1, 2023, the term for the services continues through January 2024. We can generally terminate any individual service prior to the scheduled expiration date, subject to a minimum notice period of 30 days.
Employee matters agreement
We and the LLC entered into an employee matters agreement with Flex that governs our and Flex’s compensation and employee benefit obligations with respect to the employees and other service providers of each company, and generally allocates liabilities and responsibilities relating to employment matters and employee compensation and benefit plans and programs.
Outstanding Flex awards and plans
The employee matters agreement provides for the treatment of outstanding Flex equity awards held by our employees upon completion of a subsequent distribution or disposition of Flex’s retained beneficial interest in the LLC (if pursued). Under the terms of the employee matters agreement, at the time of such distribution, we will assume outstanding options, RSUs and PSUs granted to our employees pursuant to the Flex 2017 Plan (or other applicable equity incentive plan of Flex), which will be converted into options, RSUs and PSUs to purchase or receive an adjusted number of shares of our Class A common stock pursuant to the LTIP (or other applicable equity incentive plan of Nextracker).
Pursuant to such terms, the converted PSUs will remain subject to time-based vesting conditions, but all pre-existing performance-based vesting conditions will be determined immediately prior to such distribution and be based on the performance-based vesting conditions that applied to such PSUs at such time. The employee matters agreement also sets forth (i) the general periods during which our employees may continue to participate in benefit plans sponsored or maintained by Flex, and (ii) the related timing for when our employees will commence participation in our respective benefit plans.

General matters
The employee matters agreement also sets forth the general principles relating to employee matters, including with respect to the assignment and transfer of employees, the assumption and retention of liabilities and related assets, workers’ compensation, payroll taxes, regulatory filings, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.
Term and termination
The term of the employee matters agreement is indefinite and may only be terminated or amended with the prior written consent of both Flex and us.
Registration rights agreement
We entered into a registration rights agreement with Yuma, Yuma Sub and TPG (together with their permitted transferees, the “selling stockholders”) pursuant to which we granted the selling stockholders certain registration rights with respect to any of our Class A common stock owned by them (including upon exchange of LLC Common Units and shares of Class B common stock held by them).
Demand and shelf registration
The selling stockholders are able to request registration under the Securities Act of all or any portion of our shares covered by the agreement, and we will be obligated to register such shares as requested by the selling stockholders, subject to limitations on minimum offering size and certain other limited exceptions. We are not required to honor any of these demand registrations if we have effected a registration within the preceding 75 days. The selling stockholders will be able to designate the terms of each offering effected pursuant to a demand registration, which may take any form, including a shelf registration.
Additionally, the selling stockholders are entitled to shelf registration rights whereby, once we are eligible to file a registration statement on Form S-3, the selling stockholders may request that we file a shelf registration statement and have such shelf registration statement declared effective to register the sale of all or a portion of such selling stockholder’s registrable securities.
Piggy-back registration
If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of our Class A common stock, the selling stockholders will have the right to include their shares of our Class A common stock in that offering subject to certain exceptions, including underwriter cutback provisions.
Registration expenses and procedures
We will be generally responsible for all expenses in connection with the performance of our obligations under the registration rights provisions in the registration rights agreement. The selling stockholders are responsible for any applicable underwriting discounts, commissions or fees, and any stock transfer taxes and fees and expenses of any persons retained by them. The registration rights are subject to customary restrictions and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter.
Indemnification
Generally, the agreement contains indemnification and contribution provisions by us for the benefit of selling stockholders and their affiliates and, in limited situations, by each selling stockholder for the benefit of us and our controlled affiliates with respect to the information provided by such selling stockholder included in any registration statement, prospectus or related document.
Transfer
If a selling stockholder transfers shares covered by the agreement, it will be able to transfer the benefits of the registration rights agreement to such transferees, provided that each transferee agrees to be bound by the terms of the registration rights agreement.

Term
The registration rights will remain in effect with respect to any shares covered by the agreement held or beneficially owned by selling stockholders and their permitted transferees until:
•	such shares have been sold pursuant to an effective registration statement under the Securities Act;
•	such shares have been sold pursuant to Rule 144 or Rule 145 under the Securities Act;
•
such selling stockholder and its affiliates hold or beneficially own less than 1% of the then issued and outstanding shares of Class A common stock and such shares may be sold pursuant to Rule 144 under the Securities Act without being subject to the manner of sale and volume limitations in such rule;

•	such shares cease to be outstanding; or
•
such shares have been otherwise transferred, do not bear a legend restricting transfer and may be publicly resold without registration under the Securities Act and without being subject to any volume limitations or manner of sale restrictions under Rule 144.

Other related party agreements
Merger Notice
The effectiveness of our obligations under the merger agreement are subject to Flex’s delivery of a written notice to us that Flex has determined to exercise its right to effect the Merger, which Flex may deliver in its sole discretion at any time. However, at any time following delivery of such notice and prior to the consummation of the Merger, Flex, in its sole discretion, may rescind such notice, whereafter the merger agreement would remain in full force and effect. The merger agreement further provides Flex the right to deliver a subsequent notice to us to effect the Merger and the other transactions contemplated by the merger agreement, whereupon our obligations under the merger agreement would recommence in full.
Merger Distribution
The merger agreement provides Flex the option in its sole discretion, to effect (i) the distribution, including by means of a series of distributions, to the holders of record of ordinary Flex shares, one share of Yuma common stock for each ordinary Flex share held by each such holder at the applicable distribution record date, or (ii) any other distribution or series of distributions of Yuma common stock to the holders of ordinary Flex shares as determined by Flex in its sole discretion. Under the merger agreement, Flex is entitled to establish the timing of the record date and closing date for such distribution at any time prior to the consummation of the Merger and determine whether to effect such distribution at all, in each case, in its sole discretion.
Merger
The Merger would, on the terms and subject to the conditions set forth in the merger agreement (including Flex exercising its option to effect the Merger and the other transactions contemplated by the merger agreement), be effected immediately following the Merger Distribution, with such stock of Yuma being exchanged for shares of our Class A common stock in the Merger. The number of shares of our Class A common stock that would be issued to Yuma shareholders in the Merger would equal the number of shares of Class A common stock then held directly or indirectly by Yuma and its subsidiaries (assuming for such purposes that all LLC Units and shares of Class B common stock held directly or indirectly by Yuma and its subsidiaries have been exchanged for shares of Class A common stock as of immediately prior to the Merger pursuant to and in accordance with the Exchange Agreement).
Representations and Warranties
The merger agreement contains customary representations and warranties with respect to us, Flex, Yuma and Merger Sub, including with respect to the requisite approvals of each party and its shareholders in connection with the Merger and the other transactions contemplated by the merger agreement. Prior to the IPO, each of us, Flex, Yuma and Merger Sub, and the shareholders of each of us, Yuma and Merger Sub, approved the merger agreement and the transactions contemplated by the merger agreement, including the Merger.

Covenants
The merger agreement contains customary covenants from us, Flex, Yuma and Merger Sub, including with respect to the necessary consents and authorizations to effect the Merger and the other transactions contemplated by the merger agreement, the preparation and delivery of the proxy statement with respect to the Flex shareholder meeting with respect to the approval of the Merger Distribution, the registration of shares of our Class A common stock issuable to the holders of Yuma common stock in connection with the Merger and the preparation and filing of the registration statement with respect thereto, and the calling of the Flex shareholder meeting with respect to the approval of the Merger Distribution.
Conditions
Consummation of the Merger is subject to the fulfillment, on or prior to the closing of the Merger, of various conditions (any or all of which may be waived in whole or in part to the extent permitted by applicable law), including:
•	Flex exercising (and not rescinding) its option to effect the Merger;
•	the effectiveness of a registration statement with respect to the shares of our Class A common stock issuable to the holders of Yuma common stock in connection with the Merger;
•
no governmental entity having enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, stipulation, decree, order or award (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger or the other transactions contemplated by the merger agreement;

•	the approval of the Merger Distribution by the holders of ordinary Flex shares;
•	the completion of the Merger Distribution;
•	the filing with Nasdaq of a notification form for the listing of the shares of our Class A common stock issuable to the holders of Yuma common stock in connection with the Merger;
•
Flex and Yuma’s receipt of a tax opinion, dated as of the closing date of the Merger, to the effect that the Merger Distribution will qualify as tax-free under Section 355 of the Code and the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code;

•	the accuracy of each party’s representations and warranties set forth in the merger agreement (subject to customary exceptions based on materiality); and
•	the performance in all material respects by each party of its obligations under the merger agreement at or prior to the closing of the Merger.
Termination
The merger agreement may be terminated and the Merger and the other transactions contemplated by the merger agreement may be abandoned at any time prior to the consummation of the Merger:
•	by Flex in its sole discretion;
•	by mutual written consent of us and Flex;
•
by us if any governmental entity has enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, stipulation, decree, order or award (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of restraining, enjoining or otherwise making the Merger illegal or otherwise prohibiting or preventing consummation of the Merger or the other transactions contemplated by the merger agreement; or

•	by us upon certain material uncured breaches of the representations, warranties, covenants or agreements made by Flex in the merger agreement.

Expenses
Except as otherwise expressly provided in the merger agreement, Flex is to bear all of the costs and expenses in connection with the preparation, negotiation and execution of the merger agreement and the related transaction documents and the consummation of the Merger.
Tax Receivable Agreement
On February 13, 2023, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) with the LLC, Yuma, Yuma Sub, TPG Rise Flash, L.P., and the following affiliates of TPG: TPG Rise Climate Flash Cl BDH, L.P., TPG Rise Climate BDH, L.P. and The Rise Fund II BDH, L.P. (collectively, the “TPG Affiliates”). The Tax Receivable Agreement provides for the payment by us to Yuma, Yuma Sub, TPG and the TPG Affiliates (or certain permitted transferees thereof) of 85% of the tax benefits, if any, that we are deemed to realize under certain circumstances as a result of (i) our allocable share of existing tax basis in tangible and intangible assets resulting from exchanges or acquisitions of LLC Units, including as part of the Transactions or under the Exchange Agreement, (ii) increases in tax basis resulting from exchanges or acquisitions of LLC Units and shares of our Class B common stock (including as part of the Transactions or under the Exchange Agreement), (iii) certain pre-existing tax attributes of certain blocker corporations affiliated with TPG that each merged with a separate direct, wholly owned subsidiary of us, as part of the Transactions, and (iv) certain other tax benefits related to our entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement.
Tax Receivable Agreement Side Letter
We entered into a side letter to the Tax Receivable Agreement (the “TRA Side Letter”) with the LLC, Yuma, Yuma Sub, TPG, and the TPG Affiliates (or certain assignees thereof). The TRA Side Letter provides for the payment by us to Yuma of certain amounts otherwise owed by us under the Tax Receivable Agreement that are (i) attributable to TPG’s purchase of LLC Preferred Units on February 1, 2022 or (ii) attributable to tax benefits that we are deemed to realize as a result of the payments made under the TRA Side Letter. We are obligated to provide schedules and other related information to support the calculation of amounts paid under the TRA Side Letter. The TRA Side Letter is treated as part of the Tax Receivable Agreement and any payment made under the TRA Side Letter will not result in duplicative payments made by us under the Tax Receivable Agreement, so it will not increase our obligation under the Tax Receivable Agreement.
Nextracker LLC Agreement
We, Yuma, Yuma Sub and TPG entered into the Prior LLC Agreement which was amended and restated in connection with the IPO (the “LLC Agreement”).
Appointment as managing member
Under the LLC Agreement, we became a member and the manager of the LLC upon completion of the IPO. As the manager, we control all of the day-to-day business affairs and decision-making of the LLC. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of the LLC and daily management of the LLC’s business. Pursuant to the terms of the LLC Agreement, we cannot be removed or replaced as the sole manager of the LLC.
Compensation, fees and expenses
We are not entitled to compensation for our services as the manager of the LLC. We are entitled to reimbursement by the LLC for any reasonable, documented out-of-pocket expenses we incur on behalf of the LLC.
Distributions
The LLC Agreement requires that tax distributions be made by the LLC to its members on a pro rata basis, except to the extent such distributions would render the LLC insolvent or are otherwise prohibited by law or any of our future debt agreements. Tax distributions will be made on a quarterly basis, to each member of the LLC on a pro rata basis including us, based on an “assumed tax rate,” as that term is defined in the LLC Agreement, which will generally be equal to the highest marginal combined U.S. federal, state and local income tax rate applicable to a corporation doing business or an individual resident in New York, New York or San Francisco,

California (whichever is greater). The LLC Agreement also allows for cash distributions to be made by the LLC (at such times as we may determine) to its members on a pro rata basis out of “available cash,” as that term is defined in the agreement. We expect the LLC may make distributions out of available cash periodically.
Transfer restrictions
The LLC Agreement generally does not permit transfers of LLC Common Units by members, except for transfers to permitted transferees and other limited exceptions. The LLC Agreement may impose additional restrictions on transfers that would cause the LLC to be treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the LLC Agreement, such member will be required to simultaneously transfer shares of Class B common stock to such transferee equal to the number of LLC Common Units that were transferred to such transferee in such permitted transfer. The LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock, each of which we refer to as a “Pubco Offer,” is approved by our Board of Directors or otherwise effected or to be effected with the consent or approval of our Board of Directors, each holder of LLC Units (other than us) shall be permitted to participate in such Pubco Offer by delivering a participation notice, which shall be effective immediately prior to, and contingent upon, the consummation of such Pubco Offer. If a Pubco Offer is proposed by Nextracker Inc., then Nextracker Inc. is required to use its reasonable best efforts to enable and permit the holders of such LLC Units (other than us) to participate in such Pubco Offer to the same extent as or on an economically equivalent basis with the holders of shares of Class A common stock, provided that in no event shall any holder of LLC Units be entitled to receive aggregate consideration for each LLC Common Unit that is greater than the consideration payable in respect of each share of Class A common stock pursuant to the Pubco Offer.
Except for certain exceptions, any transferee of LLC Units must assume, by operation of law or executing a joinder to the LLC Agreement, all of the obligations of a transferring member with respect to the transferred units, and such transferee shall be bound by any limitations and obligations under the LLC Agreement even if the transferee is not admitted as a member of the LLC. Any direct transferee shall not have any rights as a member of the LLC unless and until such transferee is admitted as a member pursuant to the LLC Agreement.
Ratio of Shares of Class A common stock and Class B common stock to LLC Common Units
Except as otherwise determined by us, the LLC Agreement requires that we and the LLC at all times maintain a one-to-one ratio between (a) the number of shares of Class A common stock outstanding and the number of LLC Common Units owned by us and (b) the number of shares of Class B common stock owned by affiliates of Flex and TPG and their permitted transferees and the number of LLC Common Units owned by affiliates of Flex and TPG and their permitted transferees. This ratio requirement disregards (x) shares of our Class A common stock under unvested awards issued by us, (y) treasury stock, and (z) preferred stock or other debt or equity securities (including warrants, options or rights) issued by us that are convertible into or exercisable or exchangeable for shares of Class A common stock or Class B common stock, except to the extent we have contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of the LLC. Except as otherwise determined by us, if we issue, transfer or deliver from treasury stock or repurchase shares of Class A common stock in a transaction not contemplated by the LLC Agreement, we as manager of the LLC have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding LLC Common Units we own equals, on a one-for-one basis, the number of outstanding shares of Class A common stock. Except as otherwise determined by us, if we issue, transfer or deliver from treasury stock or repurchase or redeem any of our preferred stock in a transaction not contemplated by the LLC Agreement, we as manager have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries repurchases or redemptions, we hold (in the case of any issuance, transfer or delivery) or cease to hold (in the case of any repurchase or redemption) equity interests in the LLC which (in our good faith determination) are in the aggregate substantially equivalent to our preferred stock so issued, transferred, delivered, repurchased or redeemed. Except as otherwise determined by us, the LLC will be prohibited from undertaking any subdivision (by any split of LLC Common Units, distribution of LLC Common Units, reclassification, recapitalization or similar event) or combination (by reverse split of LLC Common Units, reclassification, recapitalization or similar event) of the LLC Common Units, Class A common stock or Class B common stock that is not accompanied by an identical subdivision or combination of (1) our Class A common stock to maintain at all times a one-to-one ratio between the number of LLC Common Units owned by us and the number of outstanding shares of our Class A common stock and (2) our Class B common stock to maintain at all times a one-to-one ratio between the number of LLC Common Units owned by affiliates of Flex and TPG and their permitted transferees and the number of outstanding shares of our Class B common stock, as applicable, in each case, subject to exceptions.
Issuance of LLC Common Units upon exercise of options or issuance of other equity compensation
Upon the exercise of options issued by us (as opposed to options issued by the LLC), or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will have the right to acquire from the LLC a number of LLC Common Units equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of the LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in the LLC equal to the aggregate value of such shares of Class A common stock and the LLC will issue to us a number of LLC Common Units equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of the LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to the LLC (or the applicable subsidiary of the LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of the LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to the LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, the LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in the LLC equal to the purchase price for such shares in exchange for an equal number of LLC Common Units.
Dissolution
The LLC Agreement provides that the consent of Nextracker Inc. as the managing member of the LLC and members holding at least a majority of the LLC Common Units then outstanding and entitled to vote is required to voluntarily dissolve the LLC. In addition to a voluntary dissolution, the LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay debts and liabilities owed to creditors of the LLC (other than members), including all expenses incurred in connection with the liquidation and (2) second, to the members pro rata in accordance with their respective percentage ownership interests in the LLC (as determined based on the number of LLC Common Units held by a member relative to the aggregate number of all outstanding LLC Common Units).
Confidentiality
Each of the members has agreed to maintain the confidentiality of the LLC’s confidential information. This obligation excludes information independently developed, information that is part of public knowledge or otherwise obtained prior to disclosure under the LLC Agreement.
Indemnification
The LLC Agreement provides for indemnification of the manager, members and officers of the LLC.
Amendments
In addition to certain other requirements and exceptions, our consent, as manager, and the affirmative vote or consent of members holding at least a majority of the LLC Common Units then outstanding and entitled to vote will generally be required to amend, supplement or modify the LLC Agreement.
Exchange agreement
We, the LLC, Yuma, Yuma Sub and TPG entered into the Exchange Agreement substantially concurrently with the consummation of the IPO under which Yuma, Yuma Sub and TPG (or certain permitted transferees thereof) have the right, subject to the terms of the Exchange Agreement, to require the LLC to exchange LLC

Common Units (together with a corresponding number of shares of Class B common stock) for newly issued shares of our Class A common stock on a one-for-one basis, or, in the alternative, we may elect to exchange such LLC Common Units (together with a corresponding number of shares of Class B common stock) for cash equal to the product of (i) the number of LLC Common Units (together with a corresponding number of shares of Class B common stock) being exchanged, (ii) the then-applicable exchange rate under the Exchange Agreement (which was initially one and is subject to adjustment) and (iii) the Class A common stock value (based on the market price of our Class A common stock), subject to customary conversion rate adjustments for stock splits, reverse splits, stock dividends, reclassifications and other similar transactions. However, in the event of an exchange request by an exchanging holder, Nextracker Inc. may at its option effect a direct exchange of shares of Class A common stock for LLC Common Units and shares of Class B Common Stock in lieu of such exchange or make a cash payment to such exchanging holder, in each case pursuant to the same economic terms applicable to an exchange between the exchanging holder and the LLC.
The Exchange Agreement also provides that as a general matter Yuma, Yuma Sub and TPG (or any such permitted transferee thereof) do not have the right to exchange LLC Common Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us to which such owner may be subject, including the LLC Agreement. We may also prevent an exchange or add or modify exchange procedures if we or the LLC, in consultation with our respective tax advisor, reasonably determine that absent such action it is likely that the LLC would be treated as a “publicly traded partnership” for U.S. federal income tax purposes provided that we and the LLC shall first consult in good faith with the party exchanging LLC Common Units in order to attempt to ameliorate the cause of such risk. We or the LLC, however, are not permitted to prevent an exchange or add or modify exchange procedures if the party exchanging LLC Common Units obtains an opinion, in form and substance reasonably satisfactory to us and the LLC, from a nationally recognized tax advisor that absent such action the LLC should not be treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a holder exchanges LLC Common Units and Class B common stock for shares of Class A common stock, the number of LLC Common Units held by Nextracker Inc. will correspondingly increase as the LLC issues new LLC Common Units to Nextracker Inc. simultaneously with Nextracker Inc.’s delivery of Class A common stock to the exchanging holder.
General business agreement
We and an affiliate of Flex (the “Flex affiliate”) are parties to a general business agreement (the “General Business Agreement”) which governs the terms and conditions for the Flex affiliate’s services to us in procuring components, parts, raw materials and subassemblies, and manufacturing, assembling, and testing products pursuant to mutually agreed upon written specifications between us and the Flex affiliate.
The General Business Agreement formalized our historical business practices related to the purchases of certain components and services from Flex affiliates as disclosed in our consolidated balance sheets included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The General Business Agreement is renewable automatically for successive one-year periods, unless a party provides written notice to the other party that such party does not intend to renew the agreement at least 180 days prior to the end of any term. In consideration of the performance of such services, we expect to compensate the Flex affiliate approximately $60.0 to $70.0 million per year for fiscal years 2024 and 2025. This amount may increase in the event we request additional services under the General Business Agreement.
Umbrella agreement
We, the LLC, Flex and an affiliate of Flex entered into an umbrella agreement (the “Umbrella Agreement”) that governs the terms, conditions and obligations of a strategic commercial relationship between us and Flex for the sale of our solar trackers in Brazil. The Umbrella Agreement is renewable automatically for successive one-year periods, unless a party provides written notice to the other parties that such party does not intend to renew within at least 90 days prior to the end of any term. We invoiced the Flex affiliate approximately $35.3 million for its sales agent activity services performed on our behalf in Brazil for the period from the IPO to the end of fiscal year 2023.
Executive officer and director compensation arrangements
See “Compensation Discussion and Analysis” for information regarding compensation arrangements with our executive officers and directors, which include, among other things, employment, termination of employment and change in control arrangements, stock awards, stock options and certain other benefits.

Director and executive officer indemnification
Our amended and restated certificate of incorporation provides for indemnification for directors and certain officers to the fullest extent permitted by law. We previously entered into indemnification agreements with each director and executive officer and certain other officers. Such agreements provide, among other things, our officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at our request as directors, officers, employees or other agents at another corporation or enterprise, as the case may be, to the fullest extent permitted by law.
Policies and procedures for related party transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•
any person who is or was since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement an executive officer or director of the Company or a nominee for director of the Company;

•	a beneficial owner of 5% or more of any class of voting securities of the Company; or
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter, our Audit Committee has the responsibility to review related person transactions.

HOUSEHOLDING OF PROXY MATERIALS; AVAILABILITY OF ANNUAL REPORT
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other proxy materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Availability Notice or other proxy materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker, bank or other institution where you hold your shares. Shareholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other institution where they hold their shares. In addition, we will promptly deliver, upon written or oral request to our Investor Relations at 6200 Paseo Padre Parkway, Fremont, California 94555, by email: investor@nextracker.com, or by telephone: (510) 270-2500, a separate copy of the Proxy Availability Notice or proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.
A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 is available without charge upon written request to Investor Relations, Nextracker Inc., 6200 Paseo Padre Parkway, Fremont, California 94555 or by accessing a copy on our website at https://investors.nextracker.com/financials/sec-filings/default.aspx in the Investors section under “SEC Filings.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

NEXTRACKER INC.
6200 PASEO PADRE PARKWAY
FREMONT, CA 94555

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NXT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21435-P97012 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTRACKER INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Withhold**
1a. Paul Lundstrom	☐	☐
1b. Scott Offer	☐	☐
1c. Daniel Shugar	☐	☐
1d. William Watkins	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. One year, on an advisory basis, as the frequency of future shareholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V21436-P97012

NEXTRACKER INC.
Annual Meeting of Shareholders
September 20, 2023 9:00 am Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Léah Schlesinger and David Bennett, or either of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEXTRACKER INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 am Pacific Time, on September 20, 2023, virtually at www.virtualshareholdermeeting.com/NXT2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side